                                                                   Exhibit 10.21

                                                                  EXECUTION COPY
                                    [PUBLISHED CUSIP NUMBER: __________________]

                                CREDIT AGREEMENT

                           Dated as of March 23, 2004

                                      among

                               TEAM HEALTH, INC.,
                                as the Borrower,

                          TEAM HEALTH HOLDINGS, L.L.C.
                                       and
        The Subsidiaries of the Borrower from time to time party hereto, as Guarantors,

                             BANK OF AMERICA, N.A.,
           as Administrative Agent, L/C Issuer and Swing Line Lender,

                                       and

                         The Other Lenders Party Hereto

                         BANC OF AMERICA SECURITIES LLC
                                       and
                           J.P. MORGAN SECURITIES INC.
                                       as
                     Joint Lead Arrangers and Book Managers

                              JPMORGAN CHASE BANK,
                              as Syndication Agent

                      MERRILL LYNCH CAPITAL, A DIVISION OF
                 MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.,
                        LASALLE BANK NATIONAL ASSOCIATION
                                       and
                      GENERAL ELECTRIC CAPITAL CORPORATION
                             as Documentation Agents

                                TABLE OF CONTENTS

Section                                                                                                             Page
-------                                                                                                             ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS......................................................................      1
         1.01     Defined Terms.................................................................................      1
         1.02     Other Interpretive Provisions.................................................................     31
         1.03     Accounting Terms..............................................................................     31
         1.04     Rounding......................................................................................     32
         1.05     References to Agreements and Laws.............................................................     32
         1.06     Times of Day..................................................................................     32
         1.07     Letter of Credit Amounts......................................................................     32
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS................................................................     33
         2.01     Revolving Loans and the Tranche B Term Loan...................................................     33
         2.02     Borrowings, Conversions and Continuations of Committed Loans..................................     33
         2.03     Letters of Credit.............................................................................     35
         2.04     Swing Line Loans..............................................................................     43
         2.05     Prepayments...................................................................................     46
         2.06     Termination or Reduction of Aggregate Revolving Commitments...................................     50
         2.07     Repayment of Loans............................................................................     50
         2.08     Interest......................................................................................     51
         2.09     Fees..........................................................................................     51
         2.10     Computation of Interest and Fees..............................................................     52
         2.11     Evidence of Debt..............................................................................     52
         2.12     Payments Generally............................................................................     53
         2.13     Sharing of Payments...........................................................................     54
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY..............................................................     55
         3.01     Taxes.........................................................................................     55
         3.02     Illegality....................................................................................     56
         3.03     Inability to Determine Rates..................................................................     57
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans........     57
         3.05     Compensation for Losses.......................................................................     58
         3.06     Matters Applicable to all Requests for Compensation...........................................     59
         3.07     Survival......................................................................................     59
ARTICLE IV GUARANTY.............................................................................................     59
         4.01     The Guaranty..................................................................................     59
         4.02     Obligations Unconditional.....................................................................     60
         4.03     Reinstatement.................................................................................     61
         4.04     Certain Additional Waivers....................................................................     61
         4.05     Remedies......................................................................................     61
         4.06     Rights of Contribution........................................................................     62
         4.07     Guarantee of Payment; Continuing Guarantee....................................................     62
         4.08     Guarantee of Holdings to be Limited Recourse..................................................     62
ARTICLE V CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................................     62
         5.01     Conditions of Closing Date and Initial Credit Extension.......................................     62
         5.02     Conditions to all Credit Extensions...........................................................     66
ARTICLE VI......................................................................................................     67

REPRESENTATIONS AND WARRANTIES..................................................................................     67
         6.01     Organization..................................................................................     67
         6.02     Subsidiaries..................................................................................     67
         6.03     Corporate Power, Authorization................................................................     67
         6.04     Governmental Authorizations, Approvals........................................................     68
         6.05     Due Execution, Validity, Enforceability.......................................................     68
         6.06     Audited Financial Statements; No Material Adverse Change......................................     68
         6.07     Pro Forma Financial Statements................................................................     69
         6.08     True and Complete Disclosure..................................................................     69
         6.09     Litigation....................................................................................     69
         6.10     Regulation U..................................................................................     69
         6.11     ERISA.........................................................................................     70
         6.12     Casualty......................................................................................     70
         6.13     Environmental Matters.........................................................................     70
         6.14     Collateral Documents..........................................................................     71
         6.15     Taxes.........................................................................................     72
         6.16     Compliance with Securities Laws...............................................................     73
         6.17     Solvency......................................................................................     73
         6.18     Debt..........................................................................................     73
         6.19     No Defaults, Compliance with Laws.............................................................     73
         6.20     Owned Real Property...........................................................................     74
         6.21     Leased Real Property..........................................................................     74
         6.22     Material Contracts............................................................................     74
         6.23     Investments...................................................................................     74
         6.24     Intellectual Property.........................................................................     74
         6.25     Fees..........................................................................................     75
         6.26     Government Consents for Conduct of Business...................................................     75
         6.27     Labor Disputes; Collective Bargaining Agreement; Employee Grievances..........................     76
         6.28     Senior Debt...................................................................................     76
 ARTICLE VII AFFIRMATIVE COVENANTS..............................................................................     76
         7.01     Financial Statements..........................................................................     76
         7.02     Certificates; Other Information...............................................................     78
         7.03     Notices and Information.......................................................................     80
         7.04     Compliance with Law...........................................................................     81
         7.05     Payment of Taxes, Etc.........................................................................     81
         7.06     Compliance with Environmental Laws............................................................     82
         7.07     Maintenance of Insurance......................................................................     82
         7.08     Preservation of Corporate Existence, Etc......................................................     83
         7.09     Visitation Rights.............................................................................     83
         7.10     Keeping of Books..............................................................................     83
         7.11     Maintenance of Properties, Etc................................................................     83
         7.12     Performance of Material Contracts.............................................................     83
         7.13     Transactions with Affiliates..................................................................     84
         7.14     Additional Subsidiary Guarantors; Agreement to Grant Additional Security......................     84
         7.15     Interest Rate Protection......................................................................     86
         7.16     Performance of Spectrum Acquisition Documents.................................................     86

         7.17     Assignment of Claims..........................................................................     86
         7.18     Use of Proceeds...............................................................................     86
         7.19     Post-Closing Deliveries.......................................................................     86
 ARTICLE VIII NEGATIVE COVENANTS................................................................................     87
         8.01     Liens, Etc....................................................................................     87
         8.02     Debt..........................................................................................     88
         8.03     Fundamental Changes; Acquisitions.............................................................     90
         8.04     Sales, Etc. of Assets.........................................................................     91
         8.05     Investments...................................................................................     92
         8.06     Dividends, Etc................................................................................     94
         8.07     Change in Nature of Business..................................................................     95
         8.08     Charter Amendments............................................................................     95
         8.09     Accounting Changes............................................................................     95
         8.10     Prepayments, Etc. of Debt.....................................................................     95
         8.11     Amendment, Etc. of Spectrum Acquisition Documents.............................................     96
         8.12     Financial Covenants...........................................................................     96
         8.13     Limitation on Certain Restrictions on Subsidiaries............................................     97
         8.14     Negative Pledge...............................................................................     98
         8.15     Partnerships, New Subsidiaries................................................................     98
         8.16     Speculative Transactions......................................................................     98
         8.17     Capital Expenditures..........................................................................     98
         8.18     Issuance of Capital Stock.....................................................................     99
         8.19     Guaranteed Obligations........................................................................     99
         8.20     Management Fees...............................................................................    100
         8.21     Insurance Subsidiary..........................................................................    100
         8.22     Designated Senior Debt........................................................................    101
 ARTICLE IX EVENTS OF DEFAULT...................................................................................    101
         9.01     Events of Default.............................................................................    101
         9.02     Remedies Upon Event of Default................................................................    104
         9.03     Application of Funds..........................................................................    105
ARTICLE X ADMINISTRATIVE AGENT..................................................................................    106
         10.01    Appointment and Authorization of Administrative Agent.........................................    106
         10.02    Delegation of Duties..........................................................................    106
         10.03    Liability of Administrative Agent.............................................................    107
         10.04    Reliance by Administrative Agent..............................................................    107
         10.05    Notice of Default.............................................................................    108
         10.06    Credit Decision; Disclosure of Information by Administrative Agent............................    108
         10.07    Indemnification of Administrative Agent.......................................................    108
         10.08    Administrative Agent in its Individual Capacity...............................................    109
         10.09    Successor Administrative Agent................................................................    109
         10.10    Administrative Agent May File Proofs of Claim.................................................    110
         10.11    Collateral and Guaranty Matters...............................................................    111
         10.12    Other Agents; Arrangers and Managers..........................................................    111
ARTICLE XI MISCELLANEOUS........................................................................................    112
         11.01    Amendments, Etc...............................................................................    112
         11.02    Notices and Other Communications; Facsimile Copies............................................    114

         11.03    No Waiver; Cumulative Remedies................................................................    115
         11.04    Attorney Costs, Expenses and Taxes............................................................    115
         11.05    Indemnification by the Borrower...............................................................    116
         11.06    Payments Set Aside............................................................................    117
         11.07    Successors and Assigns........................................................................    117
         11.08    Confidentiality...............................................................................    120
         11.09    Set-off.......................................................................................    121
         11.10    Interest Rate Limitation......................................................................    121
         11.11    Counterparts..................................................................................    122
         11.12    Integration...................................................................................    122
         11.13    Survival of Representations and Warranties....................................................    122
         11.14    Severability..................................................................................    122
         11.15    Tax Forms.....................................................................................    123
         11.16    Replacement of Lenders........................................................................    124
         11.17    Governing Law.................................................................................    125
         11.18    Waiver of Right to Trial by Jury..............................................................    125
         11.19    USA PATRIOT Act Notice........................................................................    127

SCHEDULES

  1.01              Guarantors
  2.01              Commitments and Pro Rata Shares
  6.02              Subsidiaries
  6.11              Welfare Plans
  6.18              Surviving Debt
  6.20              Owned Real Estate
  6.21              Leased Real Estate
  6.22              Material Contracts
  6.23              Investments
  6.24              Intellectual Property
  7.13              Transactions with Affiliates
  8.01(c)           Liens
  8.02(b)           Certain Unrestricted Intercompany Debt
  8.02(c)           Debt
  8.05(a)           Investments in Subsidiaries
  8.05(g)           Existing Investments
  8.18              Existing Issuances, Etc. of Stock
  8.19              Guaranteed Obligations
  11.02             Administrative Agent's Office, Certain Addresses for Notices

EXHIBITS

    A          Form of Committed Loan Notice
    B          Form of Swing Line Loan Notice
    C-1        Form of Revolving Note
    C-2        Form of Tranche B Term Note
    D          Form of Compliance Certificate
    E          Form of Joinder Agreement
    F          Form of Assignment and Assumption
    G          Form of Holdings Pledge Agreement
    H          Form of Borrower Pledge Agreement (Cayman Islands Subsidiary)
    I          Form of Security Agreement

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "Agreement") is entered into as of March 23, 2004, by and among TEAM HEALTH, INC., a Tennessee corporation (together with any permitted successors and assigns, the "Borrower"), TEAM HEALTH HOLDINGS, L.L.C., a Delaware limited liability company (together with any permitted successors and assigns, "Holdings"), the Subsidiary Guarantors (as defined herein), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender (each, as defined herein).

         The Borrower has requested that the Lenders provide credit facilities in an aggregate amount of $330,000,000 for the purposes hereinafter set forth, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01     DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "Acquired EBITDA" means as of any date of determination, an amount equal to (a) EBITDA (calculated excluding clause (xi) of the definition of EBITDA) attributable to each Permitted Acquisition consummated by the Borrower or any of its Subsidiaries during the one (1) year period preceding the date of determination (but only for a number of full fiscal quarters immediately preceding the consummation of the applicable Permitted Acquisition equal to four
(4) less the number of fiscal quarters following the consummation of the applicable Permitted Acquisition for which financial statements of the Borrower covering one (1) or more full fiscal quarters have been delivered to the Administrative Agent pursuant to Section 7.01(a)) plus (b) the Pro Forma Cost Reductions, if any, applicable to each such Permitted Acquisition (but reductions shall be computed (notwithstanding the definition of Pro Forma Cost Reduction) only in respect of the same number of fiscal quarters as described in the parenthetical in clause (a) above).

         "Additional Collateral Documents" has the meaning specified in Section 7.14(d).

         "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person or is a director or officer of such Person. For purposes of this definition, the term "Control" (including the terms "Controlling," and "Controlled") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Aggregate Revolving Commitments" means the Revolving Commitments of all the Lenders. The initial amount of the Aggregate Revolving Commitments in effect on the Closing Date is EIGHTY MILLION DOLLARS ($80,000,000).

         "Agreement" has the meaning assigned to such term in the heading hereof.

         "Applicable Rate" means the following percentages per annum, based upon the Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.01(a) or (b):

                                              Eurodollar Rate Loans           Base Rate Loans
                                             ------------------------     -----------------------
Pricing      Leverage       Letters of       Revolving      Tranche B     Revolving     Tranche B
 Level        Ratio           Credit           Loans        Term Loan       Loans       Term Loan
-------  ---------------    ----------       ---------      ---------     ---------     ---------
   1      < or = 3.25 to      1.75%            1.75%          3.25%         0.75%         2.25%
          -    1.0
   2      < or = 3.75 to      2.00%            2.00%          3.25%         1.00%         2.25%
          -  1.0 but >
         3.25 to 1.0
   3      < or = 4.25 to      2.25%            2.25%          3.25%         1.25%         2.25%
          -  1.0 but >
         3.75 to 1.0
   4      < or = 4.75 to      2.50%            2.50%          3.25%         1.50%         2.25%
          -  1.0 but >
         4.25 to 1.0
   5      > 4.75 to           2.75%            2.75%          3.25%         1.75%         2.25%
               1.0

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance

Certificate is delivered pursuant to Section 7.01(a) or (b), as applicable; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Pricing Level that is one Level higher than the Level theretofore in effect (with Pricing Level 5 being the highest Level) shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.01(a) or (b), as applicable, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.01(a) for the fiscal quarter ending June 30, 2004 shall be determined based upon Pricing Level 4.

         "Asset Disposition" shall mean the disposition (not involving an Extraordinary Receipt) of any or all of the assets of the Borrower or any of its Subsidiaries (including the Capital Stock of any of their Subsidiaries, but excluding the sale by the Borrower of its own Capital Stock) whether by sale, lease, transfer, or otherwise; provided, however, that for purposes of Section 2.05(b)(iii), the term "Asset Disposition" shall not include (a) any sale, lease, transfer or other disposition permitted pursuant to Section 8.04(a) through (f) or (b) any sale, lease, transfer or other disposition of equipment if the Net Cash Proceeds therefrom are reinvested in replacement equipment within 180 days of such disposition, provided, that pending any replacement, any such Net Cash Proceeds are used to repay Revolving Loans.

         "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F and shall include, in the case of the initial assignments of portions of Tranche B Term Loan by Bank of America, one or more master assignment and assumption agreements to effect assignments to multiple assignees substantially on the terms of the form of Assignment and Assumption set forth in Exhibit F.

         "Attorney Costs" means and includes all fees, expenses and disbursements of any law firm or other external counsel.

         "Audited Financial Statements" has the meaning specified in Section 5.01(e)(i).

         "Availability Period" means, with respect to the Revolving Commitments, the period from the Closing Date to the earliest of (a) the Maturity Date of the Revolving Loans, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06 and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

         "Bank of America" means Bank of America, N.A. and its successors.

         "BAS" means Banc of America Securities LLC in its capacity as a joint lead arranger and book manager.

         "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

         "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

         "Base Rate Revolving Loan" means a Revolving Loan that is a Base Rate Loan.

         "Benefit Arrangements" means any deferred compensation, bonus, stock option, stock purchase or incentive plan, or any other agreement or arrangement, whether written or oral, other than Plans, Multiemployer Plans, Welfare Plans and defined contribution plans, that authorizes benefits to employees of the Borrower or any of its Subsidiaries.

         "Borrower" has the meaning specified in the heading hereof.

         "Borrower Pledge Agreement (Cayman Islands Subsidiary)" means the pledge agreement in the form of Exhibit H dated as of the Closing Date executed in favor of the Administrative Agent by the Borrower, as amended, modified, restated or supplemented from time to time.

         "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "Capital Expenditures" means, for any Person for any period, the sum of all expenditures made by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person.

         "Capitalized Leases" means all leases that should be, in accordance with GAAP, recorded as capitalized leases.

         "Capital Stock" means (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Collateralize" has the meaning specified in Section 2.03(g).

         "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents or as permitted under Section 8.01:
(a) marketable direct obligations of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the United States having a maturity of not greater than 360 days from the date of issuance thereof, (b) overnight bank deposits, bankers acceptances, certificates of deposit or time deposits having a maturity of not greater than 360 days from the date of issuance thereof with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and is organized under the laws of the United States, any State thereof or the District of Columbia and has combined capital and surplus of at least $500,000,000, (c) commercial paper having a maturity of not greater than 180 days from the date of issuance thereof in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (d) repurchase obligations and reverse repurchase agreements of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or instrumentality thereof, (e) securities with maturities of one (1) year or less from the date of issuance thereof issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least AAA (or the equivalent thereof) by S&P, or Aaa (or the equivalent thereof) by Moody's or equivalent by another rating agency, (f) securities with maturities of one (1) year or less from the date of issuance thereof backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition, (g) shares of money market mutual or similar funds which invest only in assets satisfying the requirements of clause (a) through (f) of this definition or (h) any investment which would constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition if the maturity of such investment was twelve months or less; provided that (x) such investment is made with the purpose of satisfying future contingent obligations arising out of the Borrower's self-insurance program and (y) the maturity of such investment is not more than twelve months later than the estimated date of payment of such contingent liabilities measured at the date of acquisition of such investment.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "Change of Control" means any of the following events: (a) prior to a Qualified Initial Public Offering, (i) Holdings shall at any time cease to collectively own a majority of the Capital Stock of the Borrower, (ii) the Sponsors or Related Parties are no longer collectively the "beneficial owners" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, amended (the "Exchange Act")) of at least fifty-one percent (51%) of the total voting power of all Voting Stock of Holdings or (iii) the Sponsors or Related Parties no longer have the right to collectively designate and cause to be elected a majority of the directors (or their equivalent) of Holdings and thereby control the management of Holdings, the Borrower and its Subsidiaries; (b) after a Qualified Initial Public Offering, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Holdings, the Sponsors or Related Parties, is or becomes the beneficial owner, directly or indirectly, of more than the lesser of (x) thirty-five percent (35%) of the total voting power of all Voting Stock of the Borrower and (y) the percentage of the total voting power of all Voting Stock of the Borrower owned by Holdings, the Sponsors and Related Parties (after giving effect to the Initial Public Offering) or (ii) Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Borrower; or
(c) a Change of Control (as defined in the Subordinated Notes Indenture) shall have occurred.

         "Closing Date" means the date hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

         "Collateral Documents" means a collective reference to the Security Agreement, the Holdings Pledge Agreement, the Borrower Pledge Agreement (Cayman Islands Subsidiary), the Mortgages, the Additional Collateral Documents and such other Additional Collateral Documents as may from time to time be executed and delivered by the Loan Parties pursuant to the terms of Section 7.14.

         "Committed Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

         "Committed Loan" means each Revolving Loan and the Tranche B Term Loan.

         "Committed Loan Notice" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

         "Commitment" means, as to each Lender, the Revolving Commitment of such Lender and/or the Tranche B Term Loan Commitment of such Lender.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

         "Consolidated" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

         "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Borrower who (a) was a member of such board of directors on the date of this Agreement, (b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election, or (c) was nominated by the Sponsors pursuant to the Stockholders Agreement.

         "Control" has the meaning specified in the definition of "Affiliate".

         "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets.

         "Current Liabilities" of any Person means all indebtedness of such Person that would, in accordance with GAAP, be classified as current liabilities, but excluding the current portion of any Funded Debt (including accrued but unpaid interest).

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are due within six months of the incurrence thereof) which would be shown as a liability on a balance sheet or are required to be set forth in the footnotes to a year-end balance sheet, each prepared in accordance with GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under Capitalized Leases to the extent classified as a liability on a balance sheet in accordance with GAAP, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person in respect of Swap Contracts, (h) all Debt of others referred to in clauses (a) through (g) above or clause (i) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (I) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (II) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(III) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (IV) otherwise to assure a creditor against loss, (i) all Debt referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (j) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP and (k) all Earnout Obligations; provided, that notwithstanding the foregoing, Earnout Obligations up to an aggregate amount of $25,000,000 outstanding at any time shall not be deemed to be Debt. For the purposes of the Agreement, the term "Debt" shall exclude any effects of the application of FASB 150. Solely for purposes of the calculations made pursuant to Sections 5.01(e)(iv) and Section 8.12(a), senior subordinated notes in an aggregate principal amount of $8,250,000 issued pursuant to that certain Indenture dated as of March 12, 1999 among the Borrower and United States Trust Company of New York, as trustee, shall not constitute Debt.

         "Debt Issuance" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Funded Debt; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.05(b)(iv), the term "Debt Issuance" shall not include the incurrence of Debt permitted under Section 8.02 (other than as provided in the proviso to Section 8.02(c)(iii)).

         "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "Default Rate" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum, in all cases to the fullest extent permitted by applicable Laws.

         "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans or participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "Disposed EBITDA" means, as of any date of determination, an amount equal to EBITDA attributable to the assets or Capital Stock transferred in each Asset Disposition consummated by the Borrower or any of its Subsidiaries during the one (1) year period preceding the date of determination (but only for a number of full fiscal quarters immediately preceding the consummation of the applicable Asset Disposition equal to four (4) less the number of fiscal quarters following the consummation of the applicable Asset Disposition for which financial statements of the Borrower covering one (1) or more full fiscal quarters have been delivered to the Administrative Agent pursuant to Section 7.01(a)).

         "Dollar" and "$" mean lawful money of the United States.

         "Domestic Subsidiary" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "Earnout Obligations" means (a) Existing Earnout Obligations and (b) those payment obligations of the Borrower and its Subsidiaries to former owners of businesses which were acquired by the Borrower or one of its Subsidiaries pursuant to a Permitted Acquisition which are in the nature of deferred purchase price. The amount of Earnout Obligations shall equal the amount required to be set forth with respect to such payment obligations on a balance sheet prepared in accordance with GAAP applied consistent with past practices.

         "EBITDA" means, for any period with respect to the Borrower and its Subsidiaries on a Consolidated basis:

         (1) the sum, without duplication, of (i) Net Income (or Net Loss), (ii) Interest Expense (without deduction for interest income), (iii) income (and franchise taxes in the nature of income taxes) and foreign withholding tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring non-cash expenses, charges and losses to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (vi) amortization expense, (vii) other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity interests) to the extent that no reserve has been or is required to be established therefor on a balance sheet prepared in accordance with GAAP, (viii) expenses (including any premium and "make-whole" amounts payable in connection with the refinancing of existing Debt) of the Borrower related to the Transaction which are paid, taken or otherwise accounted for within ninety (90) days of the consummation of the Transaction not to exceed $18,000,000 in the aggregate, (ix) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $600,000 in any Fiscal Year, (x) non-cash losses from asset sales, (xi) Acquired EBITDA for such period, (xii) compensation expense attributable to positive investment income occurring within the period with respect to funded deferred compensation account balances and (xiii) with respect to any period ending on or prior to December 31, 2006, an amount, not less than zero, equal to professional liability insurance expense related to the Borrower's self-insurance program, less (A) claims paid by the Borrower or the Insurance Subsidiary, administrative expenses paid to the Insurance Subsidiary and external professional liability insurance premiums, fronting fees, related taxes, related broker commissions and related claims management fees (net of physician contributions) and (B) the amount of the increase incurred in such period of required cash collateral or other security in favor of a fronting medical malpractice insurance carrier; provided, that for purposes of determining the Leverage Ratio solely as such term is used in determining the "Applicable Margin" and as such term is used in
Section 2.05(b)(ii), EBITDA shall be calculated without giving effect to the foregoing clause (xiii) but after adding, without duplication, any other nonrecurring non-cash charges pertaining to the Borrower's self-insurance program, provided, that with respect to each of clauses (ii) through (xiii) such amounts shall be added to Net Income pursuant to this definition only to the extent such amounts are not duplicative and, for each of such clauses other than clause (xi), were deducted in determining Net Income, minus

         (2) the sum, without duplication, of (i) extraordinary and nonrecurring gains plus (ii) Disposed EBITDA plus (iii) the reduction in compensation expense attributable to investment loss occurring within the period with respect to funded deferred compensation account balances (in each case determined in accordance with GAAP).

In addition, EBITDA shall be calculated without giving effect to (w) any gains or losses (other than as expressly provided in clause (x) above) from sales of assets other than from sales of inventory sold in the ordinary course of business, (x) purchase accounting adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with any Permitted Acquisition) and 17 (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisition), (y) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period in respect of post-retirement benefits as a result of the application of FASB 106 and (z) any gain or loss recognized in determining Consolidated Net Income (or Net Loss) for such period resulting from the payment of Earnout Obligations.

         "Eligible Assignee" has the meaning specified in Section 11.07(g).

         "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any Governmental Authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "Environmental Law" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance having the force and effect of law, in each case relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "Equity Issuance" means any sale or issuance by the Borrower or any of its Subsidiaries of any Capital Stock, any securities convertible or exchangeable for Capital Stock or any warrants, rights or options to acquire Capital Stock; provided, however, that for purposes of determination of Net Cash Proceeds under Section 2.05(b)(v), the term "Equity Issuance" shall not include any issuance or sale of (a) Capital Stock of the Borrower issued on or before the Closing Date; (b) Capital Stock of the Borrower to any Person as consideration paid or otherwise issued in connection with a Permitted Acquisition; (c) Capital Stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such Person acting in such capacity; (d) Capital Stock of the Borrower issued to directors, management and employees of the Borrower whether pursuant to stock options or otherwise,
(e) Capital Stock issued by any Subsidiary of the Borrower to the Borrower, (f) Capital Stock of the Borrower to any shareholder of the Borrower (and their respective Affiliates) on the Closing Date, (g) issuances of Capital Stock of the Borrower to any Sponsor or Related Party after the Closing Date so long as the Net Cash Proceeds from any such issuance are used in accordance with Section 8.05(r), and (h) issuances of Capital Stock of the Borrower to finance payments permitted by Section 8.06(d).

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Borrower, or under common control with the Borrower, within the meaning of Section 414 of the Code.

         "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following thirty (30) days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section

4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

         "Event of Default" has the meaning specified in Section 9.01.

         "Excess Cash Flow" means, as calculated for the Borrower and its Subsidiaries on a Consolidated basis, for any period (without duplication) the sum of (a) EBITDA of the Borrower and its Subsidiaries for such period plus (b) if there was a net decrease in Working Capital during such period, the amount of such net decrease less (c) if there was a net increase in Working Capital during such period the amount of such net increase less (d) to the extent not prohibited by this Agreement, the aggregate amount of repayments of principal made by the Borrower and its Subsidiaries on any Debt (other than (i) voluntary prepayments of the Tranche B Term Loans or (to the extent not accompanied by a reduction in the Aggregate Revolving Commitments) the Revolving Loans and (ii) mandatory prepayments pursuant to Section 2.05(b)(i)) of the Borrower and its Subsidiaries during such period less (e) Capital Expenditures of the Borrower and its Subsidiaries paid in cash within such period or within ninety (90) days of the end of such period (which, if so applied, will not constitute a reduction in calculating Excess Cash Flow in the following period) and not financed during such period less (f) the aggregate net amount of all federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries during such period less (g) the aggregate amount of interest paid on any Debt of the Borrower and its Subsidiaries during such period less (h) the aggregate amount of all non-cash credits included in arriving at such EBITDA less (i) dividends or other distributions or redemptions paid by the Borrower to the holders of its Capital Stock during such period to the extent that the Borrower is expressly permitted to pay such dividends or other distributions or redemptions under this Agreement less (j) extraordinary or nonrecurring cash charges, expenses and losses during such period less (k) cash expenses paid during such period in connection with the issuance pursuant to the Subordinated Notes Indenture of Subordinated Notes in exchange for such Subordinated Notes less (l) expenses (including any premium and "make-whole" amounts payable in connection with the refinancing of existing Debt) of the Borrower related to the Transaction which are not financed and which are paid, taken or otherwise accounted for within ninety (90) days of the Transaction not to exceed $18,000,000 in the aggregate less (m) the unfinanced portion of the cash purchase price for Permitted Acquisitions less (n) Acquired EBITDA less (o) Management Fees paid in cash during such period in accordance with this Agreement in an amount not to exceed $600,000 in any Fiscal Year less (p) to the extent paid in cash, compensation expense attributable to positive investment income occurring within the period with respect to funded deferred compensation account balances plus (q) to the extent received in cash, the reduction in compensation expense attributable to investment loss occurring within the period with respect to funded deferred compensation account balances plus (o) Disposed EBITDA. With respect to each of the deductions from EBITDA set forth above, each shall be made only to the extent such amounts are not deducted in determining EBITDA.

         "Existing Credit Agreement" means that certain Credit Agreement dated as of May 1, 2002, among the Borrower, Fleet National Bank, as administrative agent, issuing bank and swing line bank, Bank of America, N.A., as issuing bank, a syndicate of lenders, Bank of America Securities LLC, as syndication agent, and General Electric Capital Corporation, as Documentation Agent.

         "Existing Earnout Obligations" means those payment obligations of the Borrower, its Subsidiaries and the Related Professional Corporations set forth on Exhibit B to that certain Recapitalization Agreement dated as of January 25, 1999 by and among the Borrower, Pacific Physician Services, Inc., MedPartners, Inc. and Holdings as amended, modified and supplemented from time to time, to former owners of business which were acquired by the Borrower, its Subsidiaries and the Related Professional Corporations prior to the Closing Date which are in the nature of deferred purchase prices for such businesses and are expressly contingent on the financial or operating performance of such businesses for periods after the Closing Date.

         "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person from tax refunds received after Fiscal Year 2003 (to the extent not included in EBITDA for the period of receipt thereof), proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (and payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of any loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds, awards or payments were received in accordance with the terms of the Loan Documents, so long as such application is made within 180 days after such Person's receipt of such proceeds, awards or payments; (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto; or (c) in respect of indemnity payments have been or are applied within twelve (12) months of receipt thereof to pay a reasonably anticipated cost or expense of such Person not in excess of $10,000,000.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter" means the letter agreement, dated March 2, 2004, among the Borrower, the Administrative Agent, BAS, JPMorgan Chase Bank, J.P. Morgan Securities Inc., Merrill Lynch Capital Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

         "Foreign Lender" has the meaning specified in Section 11.15(a)(i).

         "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "Funded Debt" means, with respect to the Borrower, the Loans, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guaranteed Obligations" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, rent or any other payment or obligation of the lessee under a lease of real or personal property, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person
(a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, that the term Guaranteed Obligations shall not include endorsements of instruments for deposit or collection or standard contractual indemnitees entered into in the ordinary course of business. The amount of any Guaranteed Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Obligation is made and
(y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

         "Guarantors" means a collective reference to Holdings and the Subsidiary Guarantors, and "Guarantor" means any one of them. A list of the Guarantors as of the Closing Date is set forth on Schedule 1.01 attached hereto.

         "Guaranty" means the guaranty of the Obligations made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV hereof.

         "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

         "Holdings" means Team Health Holdings, L.L.C., a Delaware limited liability company.

         "Holdings Pledge Agreement" means the pledge agreement in the form of Exhibit G dated as of the Closing Date executed in favor of the Administrative Agent by Holdings, as amended, modified, restated or supplemented from time to time

         "Immaterial Subsidiary" means each Subsidiary of the Borrower which (a) for the most recent Fiscal Year of the Borrower had less than $100,000 of revenues and (b) as of the end of such Fiscal Year was the owner of less than $100,000 of assets, all as shown on the Consolidated financial statements of the Borrower for such Fiscal Year.

         "Indemnified Liabilities" has the meaning specified in Section 11.05.

         "Indemnitees" has the meaning specified in Section 11.05.

         "Initial Public Offering" means the initial firm commitment Public Offering of the common stock of the Borrower.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Insurance Subsidiary" means any Subsidiary of the Borrower engaged solely in the medical malpractice insurance business, workers compensation and such other insurance business as may be approved by the Administrative Agent, for the underwriting of insurance policies for the Borrower and its Subsidiaries and each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients; provided that in the event that less then 100% of the Capital Stock of such Insurance Subsidiary is pledged to the Administrative Agent, such Insurance Subsidiary shall be wholly-owned by a special purpose domestic Wholly Owned Subsidiary of the Borrower organized solely to hold such Capital Stock.

         "Interest Expense" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP (excluding any effects of the application of FASB 150), and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from the Loans, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Swap Contracts less the net credit, if any, received in connection with Swap Contracts and (e) all fees paid by the Borrower pursuant to Section 2.09(a). Interest Expense shall also include, regardless of treatment of such amounts in accordance with GAAP, lease or other similar payments under synthetic leases, tax retention operating leases, off-balance sheet loans or similar off-balance sheet financing products to the extent that such payments would be considered interest expense for tax purposes. Following any Permitted Acquisition occurring after the Closing Date, Interest Expense for any period prior to the closing date of such Permitted Acquisition, shall be calculated on a pro-forma basis in the manner set forth in the definition of Permitted Acquisition.

         "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of such Loan.

         "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or, subject to availability and, in the case of Eurodollar Rate Loans that are Tranche B Term Loans, the consent of all Lenders holding Tranche B Term Loans, nine or twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice; provided that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the applicable Maturity Date.

         "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Capital Stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (h) or (i) of the definition of "Debt" in respect of such Person. The amount of any Investment by any Person on any date of determination shall be the acquisition price of the gross assets acquired (including any liability assumed by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus all additional capital contributions or purchase price paid in respect thereof, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Borrower or another Subsidiary of Borrower) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "Issuer Documents" means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor the L/C Issuer and relating to any such Letter of Credit.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit E hereto, executed and delivered by a new Subsidiary Guarantor in accordance with the provisions of Section 7.14.

         "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

         "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

         "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "Lenders" means a collective reference to the Persons identified as "Lenders" on the signature pages hereto, together with any Person that subsequently becomes a Lender by way of assignment in accordance with the terms of Section 11.7, together with their respective successors, and "Lender" means any one of them, and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

         "Letter of Credit" means any standby or commercial letter of credit issued hereunder.

         "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "Letter of Credit Fee" has the meaning specified in Section 2.03(i).

         "Letter of Credit Expiration Date" means the day that is 35 days prior to the Maturity Date of Revolving Loans then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "Letter of Credit Sublimit" means an amount equal to $40,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Leverage Ratio" means, as calculated for the Borrower and its Subsidiaries on a Consolidated basis, for any fiscal quarter of the Borrower, a ratio of (a) Funded Debt as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower.

         "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "Loan" means any extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan, a Tranche B Term Loan and/or a Swing Line Loan, as the context may require.

         "Loan Documents" means this Agreement, each Note, each Letter of Credit, each Issuer Document, each Joinder Agreement, the Collateral Documents and the Fee Letter.

         "Loan Parties" means, collectively, the Borrower and each Guarantor.

         "Management Fees" means for any period, all management fees, emoluments or similar compensation paid to or incurred with respect to any Person (other than any such fees, emoluments or similar compensation paid to or incurred and payable to any Loan Party in respect of services rendered in connection with the management or supervision of the management of any Loan Party), other than (a) salaries, bonuses and other compensation paid to any full-time employee in respect of such full-time employment and (b) fees, emoluments or similar compensation paid or incurred in the ordinary course of business by any Loan Party to any Person who is not an Affiliate thereof or to any Related Professional Corporation in accordance with its contractual requirements.

         "Management Services Agreement" means the Management Services Agreement dated March 12, 1999 between the Borrower and each of the Sponsors as in effect on the Closing Date, as amended to the extent permitted under this Agreement.

         "Margin Stock" has the meaning specified in Regulation U issued by the FRB.

         "Material Adverse Effect" means (a) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Borrower and its Subsidiaries, taken as a whole, (b) a material and adverse effect on the ability of the Borrower or any Subsidiary Guarantor to perform its obligations under the Loan Documents to which it is a party or (c) a material and adverse effect on the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

         "Material Contract" means, with respect to any Person, each contract or group of similar contracts with the same or affiliated parties which account for greater than 5% of the Consolidated revenue of the Borrower and its Subsidiaries, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "Maturity Date" means (i) as to the Revolving Loans, Letters of Credit (and the related L/C Obligations) and Swing Line Loans, March 23, 2010 and (ii) as to the Tranche B Term Loan, March 23, 2011.

         "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

         "Mortgage" means each mortgage, deed of trust or other similar document executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Lenders has a perfected Lien on the Mortgaged Property.

         "Mortgaged Property" means any parcel (or adjoining parcels) of real property acquired by the Borrower or any of is Subsidiaries after the Closing Date which has a fair market value in excess of $1,000,000.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and at least one Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any Asset Disposition or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable commissions, underwriting fees and discounts, legal fees, accountants' fees, investment banker's fees, finder's fees and other out-of-pocket fees and expenses incurred in connection therewith, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) with respect to any asset, the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in the case of (a) or (c) above to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Net Income" and "Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that (i) the net income (loss) of any Person which is not a Consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a Consolidated Subsidiary of such Person and (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

         "Note" or "Notes" means the Revolving Notes and/or the Tranche B Term Notes, individually or collectively, as appropriate.

         "NPL" means the National Priorities List under CERCLA.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (a) interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract of any Loan Party to which a Lender or any Affiliate of such Lender is a party that is permitted to be incurred pursuant to
Section 8.02(c)(v) and (c) all obligations under any Treasury Management Agreement between any Loan Party and any Lender or Affiliate of a Lender.

         "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "Outstanding Amount" means (i) with respect to Revolving Loans, Tranche B Term Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans, Tranche B Term Loans or Swing Line Loans as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Participant" has the meaning specified in Section 11.07(d).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "Permitted Acquisition" means any acquisition by the Borrower or any Subsidiary Guarantor of all or substantially all of the assets or the Capital Stock of any Person or a division or branch of any Person which either (a) has been consented to in writing by the Required Lenders, or (b) complies with each of the following: (i) such Person is engaged in substantially the same or similar line of business as one or more businesses of the Borrower or any of its Subsidiaries, (ii) the aggregate consideration (including for purposes hereof, any Debt (including for purposes of this definition, Earnout Obligations) assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any Capital Stock of the Borrower and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Maturity Date of the Tranche B Term Loans, in each case issued in connection with such acquisition) payable in respect of any individual acquisition shall not exceed $20,000,000; (iii) the aggregate consideration (including for purposes hereof, any Debt (including for purposes of this definition, Earnout Obligations) assumed by the Borrower or any of its Subsidiaries in connection with such acquisition, but excluding for purposes hereof, (A) any Capital Stock of the Borrower and (B) Qualified Debt Securities which do not require payment of interest in cash until after the Maturity Date of the Tranche B Term Loans, in each case issued in connection with such acquisition) payable in respect of acquisitions contemplated by this definition shall not exceed for all such acquisitions $40,000,000 in any twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition; (iv) after giving effect to the proposed acquisition on a pro forma basis for the period (the "Pro Forma Period") of four fiscal quarters of the Borrower ending with the fiscal quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.01 (on the basis that (A) any Debt incurred or assumed in connection with such acquisition was incurred or assumed at the beginning of the Pro Forma Period,
(B) if such Debt bears a floating interest rate, such interest shall be paid over the Pro Forma Period at the rate in effect on the date of such acquisition and (C) all income and expense associated with the assets or entity acquired in connection with such acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by the Borrower over the Pro Forma Period on a pro forma basis), the Borrower is in compliance with the financial covenants set forth in Section 8.12 and the Borrower shall deliver a certificate setting forth in reasonable detail the basis for calculation of such financial covenants; provided, that the Borrower shall not be required to deliver such certificate for any individual acquisition the aggregate consideration (calculated as set forth above) for which is less than $10,000,000 unless and until the aggregate amount of acquisitions in any Fiscal Year exceeds $20,000,000, (v) after giving effect to the proposed acquisition and payment of all costs and expenses in connection therewith, the Aggregate Revolving Commitments minus Total Revolving Outstandings shall equal at least $7,500,000, (vi) the Borrower shall give the Administrative Agent not less than ten (10) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the Capital Stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma effect of such acquisition on the financial covenants contained in Section 8.12, (vii) concurrently with the making of a Permitted Acquisition consisting of assets, the Borrower shall, as additional collateral security for the Obligations, grant, or cause to be granted, to the Administrative Agent for the ratable benefit of the Lenders, prior Liens (subject to Liens permitted pursuant to Section 8.01) on and security interests in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be reasonably satisfactory in form and substance to the Administrative Agent, (viii) such acquisition has not been preceded by an unsolicited tender offer for such Person by the Borrower or any of its Affiliates, (ix) the assets or Person to be acquired are located in the United States except to the extent that the purchase price therefor is or would be permitted as an Investment in a Foreign Subsidiary under Section 8.05, and (x) the Borrower shall not make any acquisition at any time during which a Default or an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition.

         "Permitted Investment" has the meaning specified in Section 8.05.

         "Permitted Liens" means the following (as to which any proceeding commenced for the enforcement of any such Liens shall have been stayed or suspended within thirty (30) days of the commencement thereof and only to the extent that provisions for the payment of such Liens has been made on the books of such Person to the extent required by GAAP): (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable or Liens for taxes, assessments and governmental charges or levies which are being contested in good faith or are overdue less than ninety (90) days; (b) Liens imposed by law, such as lessor's, materialmen's, mechanics', carriers', workmen's, landlord's and repairmen's Liens and other similar Liens arising in the ordinary course of business which do not materially detract from the property or which are being contested in good faith or securing obligations that are not overdue for a period of more than sixty (60) days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation, to secure public or statutory obligations or to secure the performance of tenders, bids, trade contracts, leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature; and (d) Permitted Real Property Encumbrances.

         "Permitted Real Property Encumbrances" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and as of the date of delivery of such Mortgage Policies to the Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Required Lenders, (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not materially impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Lenders, and (iii) municipal and zoning ordinances; provided that no violation exists thereunder that could materially impair the use of the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage).

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan.

         "Preferred Stock" means class A preferred stock of Borrower, par value $.01 per share.

         "Principal Amortization Payment" means a principal payment on the Tranche B Term Loan as set forth in Section 2.07(b).

         "Pro Forma Cost Reduction" means with respect to any Permitted Acquisition, if requested by the Borrower pursuant to the succeeding sentence, the amount of factually supportable and identifiable pro forma cost savings directly attributable to operational efficiencies expected to be created by the Borrower with respect to such Permitted Acquisition, which efficiencies can be reasonably computed (based on the four (4) fiscal quarters immediately preceding the date of such proposed acquisition) and are approved by the Administrative Agent in its sole discretion acting in good faith; provided, that cost savings in connection with a Permitted Acquisition (together with cost savings in connection with other Permitted Acquisitions consummated during the prior twelve
(12) months) shall not exceed six percent (6%) of EBITDA of the Borrower and its Subsidiaries for the most recently ended four (4) fiscal quarters of the Borrower (inclusive of Pro Forma Cost Reductions) without the consent of the Required Lenders. If the Borrower desires to have, with respect to any Permitted Acquisition, the amount of pro forma cost savings directly attributable to the aforementioned operational efficiencies treated as part of the term Pro Forma Cost Reduction, then the Borrower shall so notify the Administrative Agent and provide written detail with respect thereto not less than five (5) Business Days prior to the proposed date of consummation of such Permitted Acquisition.

         "Pro Forma Financial Statements" has the meaning specified in Section 5.01(e)(ii).

         "Pro Forma Period" has the meaning specified in the definition of "Permitted Acquisition".

         "Pro Rata Share" means as to each Lender (a) with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of such Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, and (b) with respect to such Lender's outstanding Tranche B Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Tranche B Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Tranche B Term Loan at such time. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "Public Offering" shall mean an underwritten public offering of common Capital Stock of the Borrower (or its successors) pursuant to a registration statement filed under the Securities Act and declared effective by the U.S. Securities and Exchange Commission.

         "Qualified Debt Securities" means unsecured notes issued by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition so long as the terms of any such note (i) do not provide any collateral security, (ii) do not provide any guaranty or other support by the

Borrower (if such securities are issued by a Subsidiary of the Borrower) or any Subsidiaries of the Borrower (if such securities are issued by the Borrower),
(iii) do not contain any mandatory put, redemption, sinking fund or other similar provision occurring prior to the Maturity Date of the Tranche B Term Loans, (iv) are no less favorable (including the subordination provisions contained therein) to the Borrower or the Lenders than the provisions of the Subordinated Notes and (v) do not provide for the payment of principal prior to the date which is one (1) year following the Maturity Date of the Tranche B Term Loans.

         "Qualified Initial Public Offering" means an Initial Public Offering in which (a) the aggregate gross offering proceeds at the public offering price equals or exceeds $100,000,000 and (b) following which the common stock are listed for trading on The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange.

         "Register" has the meaning specified in Section 11.07(c).

         "Related Parties" means, with respect to any Sponsor, (i) any controlling stockholder or partner, eighty percent (80%) (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Sponsor, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a fifty-one percent (51%) or more controlling interest of which consist of such Sponsor and/or such other Persons referred to in the immediately preceding clause (i).

         "Related Professional Corporation" means each professional corporation which has entered into a management agreement with the Borrower, any of its Subsidiaries or any other Related Professional Corporation, other than a professional corporation with respect to which (i) the Borrower does not have the right to designate or replace the sole shareholder (or a majority of the shareholders, if applicable) pursuant to an agreement between such professional corporation and the Borrower, any of its Subsidiaries or any Related Professional Corporation and (ii) the Borrower does not have the right to participate, directly or indirectly, in the profits or losses of such professional corporation in accordance with the applicable management agreement, provided, that in any event, it includes as of the Closing Date the entities listed as a "Related Professional Corporation" on the Schedule 6.02.

         "Remedial" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(24) and/or any other applicable Environmental Laws.

         "Removal" shall have the meaning as set forth in CERCLA at 42 U.S.C. Section 9601(23) and/or any other applicable Environmental Laws.

         "Request for Credit Extension" means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application. and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "Required Lenders" means, at any time, Lenders holding in the aggregate more than 50% of (a) the unfunded Commitments (and participations therein) and the outstanding Loans, L/C

Obligations and participations therein or (b) if the Commitments have been terminated, the outstanding Loans, L/C Obligations and participations therein. The unfunded Commitments of, and the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "Response" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section 9601(25) and/or any other applicable Environmental
Laws.

         "Responsible Officer" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, any Vice President, the Controller or the Treasurer of such Loan Party.

         "Revolving Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "Revolving Loan" has the meaning specified in Section 2.01(a).

         "Revolving Note" has the meaning specified in Section 2.11(a).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means the security and pledge agreement in the form of Exhibit I dated as of the Closing Date executed in favor of the Administrative Agent by the Borrower and each of the Subsidiary Guarantors, as amended, modified, restated or supplemented from time to time.

         "Single Employer Plan" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such

Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital as then presently conducted. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Spectrum Acquisition Documents" means (i) that certain Stock Purchase Agreement dated March 29, 2002 with Spectrum Healthcare Services, Inc., the sellers party thereto and Madison Dearborn Capital Partners, L.P., as the representatives of the sellers, (as hereafter amended or modified as permitted by the terms of this Agreement), (ii) that certain Distribution and Repurchase Agreement dated March 29, 2002 with Spectrum Holdings of Delaware, LLC, the sellers defined therein and Spectrum Healthcare Services, Inc., as hereafter amended or modified as permitted by the terms of this Agreement, and (iii) all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to the agreements referred to in clauses (i) and
(ii) in connection with the consummation of the transactions contemplated by such agreements.

         "Sponsor" or "Sponsors" means any or all (as the context may require) of Madison Dearborn Capital Partners II, LP, Cornerstone Equity Investors IV, L.P., Healthcare Equity Partners, LP and each of their respective Related Parties.

         "Stockholders Agreement" means the stockholders agreement dated March 12, 1999 among the Borrower, MedPartners, Inc., Holdings and Pacific Physician Services, Inc. and other parties thereto from time to time, as amended, modified and supplemented from time to time to the extent permitted under this Agreement.

         "Subordinated Debt" means (i) any Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions substantially similar to that of the Subordinated Notes and satisfactory to the Administrative Agent and (ii) the Subordinated Notes.

         "Subordinated Debt Financing" means Subordinated Debt of the Borrower in an amount of not less than $180,000,000 evidenced by the Subordinated Notes.

         "Subordinated Notes" means (i) the subordinated notes, if any, issued by the Borrower pursuant to the Subordinated Notes Indenture and (ii) the subordinated notes, if any, issued in exchange for such subordinated notes in an exchange offer pursuant to the Subordinated Notes Indenture and on terms and conditions reasonably satisfactory to the Administrative Agent.

         "Subordinated Notes Indenture" means the Indenture dated as of the Closing Date between the Borrower, the guarantors party thereto and The Bank of New York, as trustee, as amended, modified and supplemented from time to time in accordance with the terms hereof.

         "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Capital Stock having ordinary voting power for the election of directors or other governing body (other than Capital Stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary (other than Immaterial Subsidiaries and the Insurance Subsidiary) of the Borrower and each Person that subsequently becomes a Subsidiary Guarantor by executing a Joinder Agreement as contemplated by Section 7.14.

         "Surviving Debt" shall have the meaning specified in Section 6.18.

         "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

         "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

         "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "Swing Line Loan" has the meaning specified in Section 2.04(a).

         "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

         "Swing Line Sublimit" means an amount equal to the lesser of (a) $10,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

         "Tranche B Term Loan" has the meaning specified in Section 2.01(b).

         "Tranche B Term Loan Commitment" means, as to each Lender, its obligation to make its portion of the Tranche B Term Loan to the Borrower pursuant to Section 2.01(b), in the principal amount set forth opposite such Lender's name on Schedule 2.01. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000).

         "Tranche B Term Note" has the meaning specified in Section 2.11(a).

         "Transaction" means (a) the issuance of the Subordinated Notes as described in Section 5.01(h), (b) the refinancing of the existing Debt of the Borrower and its Subsidiaries described in Section 5.01(l), (c) the redemption of the Preferred Stock as described in Section 5.01(k) and (d) the payment of the dividend described in Section 8.06(g).

         "Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

         "Total Revolving Outstandings" means the aggregate Outstanding Amount of all Revolving Loans, all Swing Line Loans and all L/C Obligations.

         "Type" means, with respect to any Revolving Loan or Term Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "United States" and "U.S." mean the United States of America.

         "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

         "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of the Borrower or in respect of which any Loan Party could have liability.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person of which securities (except for directors' or other qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person.

         "Working Capital" means, for any period, Consolidated Current Assets (excluding cash, Cash Equivalents and the current portion of any deferred income taxes included in Consolidated Current Assets) of the Borrower and its Subsidiaries during such period minus Consolidated Current Liabilities of the Borrower and its Subsidiaries (excluding Consolidated Current Liabilities arising out of Debt permitted pursuant to Section 8.02, the current portion of any deferred income taxes included in Consolidated Current Liabilities, Consolidated Current Liabilities relating to the purchase of an insurance policy covering tail insurance from a third party insurer and Consolidated Current Liabilities relating to reserves for professional liability insurance coverage (including any reserves of the Insurance Subsidiary).

         "Withdrawal Liabilities" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         1.02     OTHER INTERPRETIVE PROVISIONS.

         With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b)      (i)      The words "herein," "hereto," "hereof" and
         "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                           (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                           (iii) The term "including" is by way of example and not limitation.

                           (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03     ACCOUNTING TERMS.

         (a) Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, including the notes thereto; provided, however, that calculations of attributable Debt under any synthetic lease (or similar off-balance sheet financing) or the implied interest component thereunder shall be made by the Borrower in accordance with accepted financial practice and consistent with the terms of the documents governing such obligations.

         (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04     ROUNDING.

         Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05     REFERENCES TO AGREEMENTS AND LAWS.

         Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) except as used in Section 3.04(a), references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

         1.06     TIMES OF DAY.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.07     LETTER OF CREDIT AMOUNTS.

         Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Issuer Documents related thereto, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01     REVOLVING LOANS AND THE TRANCHE B TERM LOAN.

         (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Commitment; provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and
(ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05(a), and reborrow under this Section 2.01(a). Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

         (b) Tranche B Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make its portion of a term loan (the "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed such Lender's Tranche B Term Loan Commitment. Amounts repaid on the Tranche B Term Loan may not be reborrowed. The Tranche B Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, all Borrowings made on the Closing Date shall be made as Base Rate Loans.

         2.02     BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the irrevocable notice from the Borrower to the Administrative Agent, which may be given by telephone (provided that such telephonic notice complies with the information requirements of the form of Committed Loan Notice attached hereto). Each such notice must be received by the Administrative Agent not later than (i) 2:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and
(ii) 11:00 a.m. on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, all Committed Borrowings made on the Closing Date shall be made as Base Rate Committed Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Borrowing consisting of Revolving Loans is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing first shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

         (c) Subject to Section 3.05, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans having Interest Periods greater than one month without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than twelve (12) Interest Periods in effect at any time outstanding.

         2.03     LETTERS OF CREDIT.

         (a)      The Letter of Credit Commitment.

                  (i)      Subject to the terms and conditions set forth herein,
         (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                  (ii) The L/C Issuer shall not issue any Letter of Credit if:

                           (A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                           (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

                  (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                           (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                           (B) the issuance of such Letter of Credit would violate any Laws or one or more policies of the L/C Issuer; or

                           (C)      except as otherwise agreed by the
                  Administrative Agent and the L/C Issue, such Letter of Credit is in an initial face amount less than $100,000.

                           (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                           (E) such Letter of Credit contains any provision for automatic reinstatement of the stated amount after any drawing thereunder; or

                           (F) a default of any Lender's obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements with the Borrower or such Lender that are satisfactory to the L/C Issuer to eliminate the L/C Issuer's risk with respect to such Lender.

                  (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                  (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and
         (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended;
         (2) the proposed date of amendment thereof (which shall be a Business
         Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more of the applicable conditions contained in Article V shall not then be satisfied, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

                  (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer shall, subject to the other terms and conditions in this Section 2.03, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued (but not less than five (5) Business Days before its expiration). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each case directing the L/C Issuer not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c)      Drawings and Reimbursements; Funding of Participations.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that the Borrower has received notice of such payment by 11:00 a.m. on such Honor Date, otherwise the Borrower shall make such payment not later than 11:00 a.m. on the following Business Day (together with interest thereon). If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Revolving Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Committed Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice).

         Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Revolving Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in
         Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d)      Repayment of Participations.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with
         Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in
         Section 11.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence, bad faith or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct, bad faith or gross negligence or the

L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; provided, however, that the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct, bad faith or gross negligence. Upon the reasonable request of the Borrower through the Administrative Agent, the L/C Issuer will provide a report of the outstanding Letters of Credit to the Borrower.

         (g)      Cash Collateral. Upon the request of the Administrative Agent,
(i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). Sections 2.05 and 9.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section
2.05 and Section 9.02(c), "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

         (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears, and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) Fronting Fee and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account (i) a one time fronting fee for each commercial Letter of Credit equal to 0.25% times the amount of such commercial Letter of Credit, due and payable at the time of issuance and (ii) a fronting fee with respect to each standby Letter of Credit in an amount equal to 0.25% per annum on the daily maximum amount available to be drawn thereunder (whether or not such maximum amount is then in effect under such Letter of Credit), due and payable quarterly in arrears on the Business Day immediately following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such standby Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

         2.04     SWING LINE LOANS

         (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans, the Tranche B Term Loan and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Pro Rata Share of the

Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

         (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 2:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 4:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower in immediately available funds.

         (c)      Refinancing of Swing Line Loans.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in
         Section 5.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such

         Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office on (A) the Business Day specified in such Committed Loan Notice, so long as such Committed Loan Notice is given not later than 12:00 noon on such Business Day, or (B) if such Committed Loan Notice is given after such time, the first Business Day next succeeding the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

         (d)      Repayment of Participations.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata

         Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

         (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

         (f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05     PREPAYMENTS.

         (a)      Voluntary Prepayments of Loans.

                  (i) Committed Loans. The Borrower may, upon notice to the Administrative Agent, at any time or from time (A) voluntarily prepay Base Rate Committed Loans in whole or in part without premium or penalty, and (B) subject to Section 3.05 hereof, voluntarily prepay Eurodollar Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that with respect to any such voluntary prepayment (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Committed Loans;
         (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding);
         (C) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding),
         (D) any prepayment of the Tranche B Term Loan that occurs prior to the first anniversary of the Closing Date and is made with the proceeds of Debt issued for the purpose of refinancing of all or any portion of the Tranche B Term Loan shall be subject to an additional premium equal to the amount of such prepayment multiplied by 1.0%, and (E) any prepayment of the Tranche B Term Loan shall be applied (1) first, to the next four Principal Amortization Payments in direct order of maturities thereof, and (2) second, ratably to the remaining Principal Amortization Payments thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Pro Rata Shares.

                  (ii) Swing Line Loans. The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (b)      Mandatory Prepayments.

                  (i) Aggregate Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments then in effect, the Borrower shall immediately prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. Such prepayment shall be applied as set forth in clause (vii) below.

                  (ii) Excess Cash Flow. Within one hundred twenty (120) days following the end of each Fiscal Year (beginning with the Fiscal Year ending December 31, 2004), the Borrower shall execute and deliver to the Administrative Agent a certificate of the Borrower's chief executive officer or chief financial officer demonstrating its calculation of Excess Cash Flow for such Fiscal Year and shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an amount equal to (A) fifty percent (50%) of the annual Excess Cash Flow if the Leverage Ratio at the end of such Fiscal Year equals or is greater than 2.50:1 or twenty-five percent (25%) of the annual Excess Cash Flow if the Leverage Ratio at the end of such Fiscal Year (after giving pro forma effect to making of such prepayment) is less than 2.50:1 minus
         (B) the amount of any voluntary prepayments of the Tranche B Term Loans and (to the extent accompanied by a reduction in the Aggregate Revolving Commitments) the Revolving Loans during such fiscal year pursuant to Section 2.05(a) minus (C) the amount of any mandatory prepayments pursuant to Section 2.05(b)(i) (such prepayment to be applied as set forth in clause (vii) below). Notwithstanding the forgoing, solely with respect to the Fiscal Year ending

         December 31, 2004, Excess Cash Flow shall be calculated from the period beginning April 1, 2004 and ending on December 31, 2004.

                  (iii) Asset Dispositions. Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Asset Disposition, unless such proceeds may be reinvested in accordance with the definition of "Asset Disposition," the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds in excess of $2,000,000 in any Fiscal Year. In the event that such Net Cash Proceeds may be reinvested in accordance with the definition of "Asset Disposition" and were not reinvested within such one hundred eighty (180) day period as permitted thereby, then Borrower shall, on the first Business Day after such one hundred eighty (180) day period, prepay the then outstanding Loans and Cash Collateralize the L/C Obligations in an amount equal to the amount of such Net Cash Proceeds which have not been so reinvested. In addition, the Borrower shall prepay the then outstanding Loans and Cash Collateralize the L/C Obligations in an amount necessary to avoid any mandatory prepayment or redemption of the Subordinated Notes with the cash proceeds of asset dispositions that have not otherwise been reinvested or applied in accordance with the Subordinated Notes Indenture. Such prepayments shall be applied as set forth in clause (vii) below.

                  (iv) Debt Issuances. Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vii) below).

                  (v) Equity Issuances. Within five (5) days after receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds from any Equity Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an amount equal to fifty percent (50%) of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vii) below).

                  (vi) Extraordinary Receipts. Within five (5) days after receipt of Net Cash Proceeds by the Borrower or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (ii), (iii) or (iv) above, unless the Borrower or such Subsidiary intends in good faith to reinvest such proceeds in accordance with the definition of "Extraordinary Receipt," the Borrower shall prepay the then outstanding Loans and/or Cash Collateralize the L/C Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds in excess of $5,000,000 in any Fiscal Year (such prepayment to be applied as set forth in clause (vii) below).

                  (vii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.05(b) shall be applied as follows:

                           (A) with respect to all amounts prepaid pursuant to Section 2.05(b)(i), to Revolving Loans and Swing Line Loans and (after all Revolving Loans and all Swing Line Loans have been repaid) to Cash Collateralize L/C Obligations;

                           (B) with respect to all amounts prepaid pursuant to Section 2.05(b)(ii), (iii), (iv), (v), or (vi):

                                    (1)      until the Tranche B Term Loan has
                           been paid in full, to prepay the Tranche B Term Loan (with each such prepayment applied (x) first, to the next four (4) Principal Amortization Payments in direct order of maturities thereof and (y), second, ratably to the remaining Principal Amortization Payments); and

                                    (2)      after the Tranche B Term Loan has
                           been paid in full, to prepay any outstanding
                           Revolving Loans and Swing Line Loans (without a corresponding reduction of the Aggregate Revolving Commitments) and, after all Revolving Loans and Swing Line Loans have been repaid, to Cash Collateralize L/C Obligations by a corresponding amount.

                  Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

                  (viii) Prepayment Account. If the Borrower is required to make a mandatory prepayment of Eurodollar Rate Loans under this Section 2.05(b), the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto. At the request of the Borrower, amounts so deposited shall be invested by the Administrative Agent in Cash Equivalents maturing prior to the date or dates on which it is anticipated that such amounts will be applied to prepay such Eurodollar Rate Loans; any interest earned on such Cash Equivalents will be for the account of the Borrower and the Borrower will deposit with the Administrative Agent the amount of any loss on any such Cash Equivalents to the extent necessary in order that the amount of the prepayment to be made with the deposited amounts may not be reduced.

         2.06     TERMINATION OR REDUCTION OF AGGREGATE REVOLVING COMMITMENTS.

         The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination.

         2.07     REPAYMENT OF LOANS.

         (a) Revolving Loans. The Borrower shall repay to the Lenders on the Maturity Date thereof the aggregate principal amount of Revolving Loans outstanding on such date.

         (b) Tranche B Term Loan. The Borrower shall repay the outstanding principal amount of the Tranche B Term Loan in twenty-seven (27) consecutive quarterly installments, commencing on June 30, 2004 (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05) and final payment on the Maturity Date of the Tranche B Term Loan, unless accelerated sooner pursuant to Section 9.02) as set forth in the following table:

      PAYMENT DATES               PRINCIPAL AMORTIZATION PAYMENT
      -------------               ------------------------------
   June 30, 2004 through                       $   625,000
       June 30, 2010

  September 30, 2010 and                       $58,750,000
     December 31, 2010

Maturity Date of Tranche B                  Unpaid balance
        Term Loans

         (c) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date that is ten Business Days after such Loan is made and (ii) the Maturity Date thereof.

         2.08     INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

         (b)      (i)      If any amount of principal of any Loan is not paid
         when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09     FEES.

         In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

         (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date of the Revolving Loans. The commitment fee shall be calculated quarterly in arrears.

         (b) Fee Letter. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be non-refundable for any reason whatsoever.

         2.10     COMPUTATION OF INTEREST AND FEES.

         All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day.

         2.11     EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note which shall evidence such Lender's Loans in addition to such accounts or records. Each such promissory note shall (i) in the case of Revolving Loans, be in the form of Exhibit C-1 (a "Revolving Note"), and (ii) in the case of the Tranche B Term Loan, be in the form of Exhibit C-2 (a "Tranche B Term Note"). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12     PAYMENTS GENERALLY.

         (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

         (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                  (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

         (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (e) The obligations of the Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan or purchase its participation.

         (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13     SHARING OF PAYMENTS.

         If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in L/C Obligations or Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying

Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01     TAXES.

         (a) Any and all payments by any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Loan Party shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions, (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

         (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

         (e) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.01, then such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such additional payment that may thereafter accrue if such change, in the reasonable judgment of such Lender, is not otherwise materially disadvantageous to such Lender.

         3.02     ILLEGALITY.

         If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

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

         3.03     INABILITY TO DETERMINE RATES.

         If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke without penalty or premium any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

         (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law after the Closing Date, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection
(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon written demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

         (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon written demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         (d) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.04, then such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.

         3.05     COMPENSATION FOR LOSSES.

         Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

                  (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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

         3.06     MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

         (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

         (b)      Upon any Lender's making a claim for compensation under
Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with
Section 11.16.

         3.07     SURVIVAL.

         All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                                    GUARANTY

         4.01     THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract or a Treasury Management Agreement with a Loan Party, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, Swap Contracts or Treasury Management Agreements, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranty of Holdings hereunder shall be further limited in accordance with Section 4.08.

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

         4.02     OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Treasury Management Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full), it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Obligations (other than contingent indemnity obligations) have been irrevocably paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract or Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

                  (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract or Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

                  (e) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

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

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract or Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other guarantee of, or security for, any of the Obligations.

         4.03     REINSTATEMENT.

         The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.04     CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

         4.05     REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.02) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

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

         4.06     RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the as the Obligations have been irrevocably paid in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been irrevocably paid in full and the Commitments have expired or terminated.

         4.07     GUARANTEE OF PAYMENT; CONTINUING GUARANTEE.

         The guarantee in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

         4.08     GUARANTEE OF HOLDINGS TO BE LIMITED RECOURSE.

         Notwithstanding anything to the contrary in this Article IV, elsewhere in this Agreement or in any other Loan Document, the Guaranty of Holdings provided hereunder and any other obligations relating thereto shall be non-recourse to Holdings except to the extent of the Collateral of Holdings that will be pledged by Holdings pursuant to the Holdings Pledge Agreement to secure the Obligations.

                                    ARTICLE V
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         5.01     CONDITIONS OF CLOSING DATE AND INITIAL CREDIT EXTENSION.

         The occurrence of the Closing Date, the effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

                  (a) Loan Documents, Organization Documents, Etc. The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified:

                           (i) executed counterparts of this Agreement and the Collateral Documents;

                           (ii) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Loan Party to be true and correct as of the Closing Date;

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

                           (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and

                           (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of its incorporation or organization and (B) each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  (b) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

                           (i) a legal opinion of Kirkland & Ellis, general counsel for the Loan Parties; and

                           (ii) a legal opinion of special local counsel for each Loan Party not organized in the State of Delaware.

                  (c) Personal Property Collateral. The Administrative Agent shall have received:

                           (i) searches of Uniform Commercial Code filings in the jurisdiction of the chief executive office of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                           (ii)     UCC financing statements for each
                  appropriate jurisdiction as is necessary, in the Administrative Agent's reasonable discretion, to perfect the Administrative Agent's security interest in the Collateral;

                           (iii) searches of ownership of, and Liens on, intellectual property of each Loan Party in the appropriate United States governmental offices;

                           (iv) all certificates evidencing any certificated Capital Stock pledged to the Administrative Agent pursuant to the Security Agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                           (v) duly executed notices of grant of security interest in the form required by the Security Agreement as are necessary, in the Administrative Agent's sole discretion, to perfect the Administrative Agent's security interest in the Collateral; and

                           (vi) all instruments and chattel paper in the possession of any of the Loan Parties as required by the Security Agreement, together with allonges or assignments as may be necessary or appropriate to perfect the Administrative Agent's security interest in the Collateral.

                  (d) Evidence of Insurance. Receipt by the Administrative Agent of copies of insurance policies or certificates of insurance of the Loan Parties evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Administrative Agent as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance) on behalf of the Lenders.

                  (e) Financial Information. The Administrative Agent shall have received:

                           (i) Consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, including balance sheets and income and cash flow statements, in each case audited by independent public accountants of recognized national standing and prepared in conformity with GAAP (the "Audited Financial Statements");

                           (ii) pro forma Consolidated financial statements and forecasts of the Borrower and its Subsidiaries for each quarter during the first year of this Agreement and for each year thereafter until the Maturity Date, including balance sheets and statements of income or operations, shareholders' equity and cash flows (the "Pro Forma Financial Statements");

                           (iii) a duly certificate from a Responsible Officer of the Borrower stating that adjusted EBITDA for the twelve month period ending on December 31, 2003 is at least $92.5 million; and

                           (iv) a duly certificate from a Responsible Officer of the Borrower demonstrating that the ratio of Debt as of the Closing Date (after giving effect to the initial Credit Extensions) to adjusted EBITDA is not greater than 4.65 to 1.0.

                  (f) No Material Adverse Change. There shall not have occurred a material adverse change since December 31, 2003 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or management of the Holdings and its Subsidiaries, taken as a whole.

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

                  (g) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, stating that (A) the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) each Loan Party is in compliance with all existing financial obligations, (C) all governmental, shareholder and third party consents and approvals, if any, with respect to the Loan Documents and the transactions contemplated thereby have been obtained (and attaching copies thereof), (D) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Loan Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect.

                  (h) Proceeds of Subordinated Notes. The Administrative Agent shall be satisfied that the Borrower has received at least $180 million in gross proceeds from the sale of the Subordinated Notes pursuant to the Subordinated Notes Indenture on terms that are reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Subordinated Notes Indenture as originally executed and delivered, together with all exhibits and schedules thereto.

                  (i) Availability. After giving effect to the initial Credit Extensions hereunder on the Closing Date, there shall be no outstanding Revolving Loans or Swing Line Loans.

                  (j) Solvency. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of each of the Loan Parties on a consolidated basis.

                  (k) Redemption of Preferred Stock. The Administrative Agent shall have received evidence that the Borrower has redeemed all of the outstanding shares of Preferred Stock for aggregate consideration not to exceed $162.8 million.

                  (l) Existing Debt. The Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to the Administrative Agent, that (i) the Existing Credit Agreement shall have been or concurrently with the Closing Date shall be terminated and all Liens securing obligations under the Existing Credit Agreement shall have been or concurrently with the Closing Date shall be released and
         (ii) the Borrower shall have redeemed not less than 89% of its notes issued pursuant to that certain Indenture dated as of March 12, 1999 among the Borrower and United States Trust Company of New York, as trustee.

                  (m) Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

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                  (n)      Attorney Costs. The Borrower shall have paid all
         Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

                  (o) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Borrower and its Subsidiaries.

         5.02     CONDITIONS TO ALL CREDIT EXTENSIONS.

         The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

                  (a) The representations and warranties of the Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

                  (b) No Default shall exist, or would result from, such proposed Credit Extension.

                  (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         6.01     ORGANIZATION.

         The Borrower and each of the Subsidiary Guarantors (a) is a corporation, partnership or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) is duly qualified and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate or other power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such authority could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, Holdings and Pacific Physician Services, Inc. collectively beneficially own and control, directly or indirectly, one hundred percent (100%) of the issued and outstanding shares of each class of the Capital Stock of the Borrower.

         6.02     SUBSIDIARIES.

         As of the Closing Date, set forth on Schedule 6.02 hereto is a complete and accurate list of all Subsidiaries of the Borrower and each Related Professional Corporation, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of Capital Stock authorized, and the number outstanding, on the Closing Date and the percentage of the outstanding shares of Capital Stock of each such class owned (directly or indirectly) by the Borrower or one of its Subsidiaries at the Closing Date. All of the outstanding Capital Stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents or Liens permitted under Section 8.01.

         6.03     CORPORATE POWER, AUTHORIZATION.

         The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of this Agreement and each other Loan Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's powers, have been duly authorized by all necessary action, and do not (a) contravene such Loan Party's Organization Documents, (b) violate any Law (including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, each as amended), rule, regulation (including, without limitation, Regulation T, U or X issued by the FRB), order, writ, judgment, injunction, decree, determination or award in each case binding on such Loan Party, (c) conflict

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with or result in the breach of, or constitute a default under, any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties, except where such conflict, breach or default could not reasonably be expected to result in a Material Adverse Effect or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

         6.04     GOVERNMENTAL AUTHORIZATIONS, APPROVALS.

         No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is or was required for (a) the due execution, delivery, recordation, filing or performance by the Borrower or any Subsidiary Guarantor of this Agreement or any other Loan Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for immaterial third party consents and except for filings required to be made in connection with the perfection of the security interests created under the Collateral Documents and compliance with securities laws and other laws regarding dispositions of collateral.

         6.05     DUE EXECUTION, VALIDITY, ENFORCEABILITY.

         This Agreement has been, and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each of the Borrower and each Subsidiary Guarantor party thereto. This Agreement is, and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each of the Borrower and each Subsidiary Guarantor party thereto, enforceable against the Borrower or such Subsidiary Guarantor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         6.06     AUDITED FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE.

         (a) The Audited Financial Statements for the Fiscal Year ended December 31, 2003 fairly present in all material respects, the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis.

         (b) Since December 31, 2003, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

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         6.07     PRO FORMA FINANCIAL STATEMENTS.

         The Pro Forma Financial Statements (a) fairly present in all material respects the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date (and the financial statements utilized in preparing such pro forma statements were prepared in accordance with GAAP) and (b) have been prepared in accordance in all material respects with the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1.

         6.08     TRUE AND COMPLETE DISCLOSURE.

         All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender (other than projections) for purposes of or in connection with this Agreement or any transaction contemplated herein or the syndication hereof is, (and, solely with respect to any such information furnished on behalf of Borrower or any Subsidiary by a third party, to the best of Borrower's knowledge after due inquiry are and will be) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         6.09     LITIGATION.

         There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries, any Related Professional Corporation or any professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower, any of its Subsidiaries or any Related Professional Corporation), including, without limitation, any Environmental Action, pending or, to the Borrower's knowledge, threatened before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

         6.10     REGULATION U.

         No part of the proceeds of any Borrowing will be used to purchase or carry any Margin Stock, directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such Margin Stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X issued by the FRB.

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         6.11     ERISA.

         (a) As of the Closing Date, except as set forth on Schedule 6.11 hereto, neither the Borrower nor any of its ERISA Affiliates maintains or has maintained any Plans or Multiemployer Plans.

         (b) As of the Closing Date, set forth on Schedule 6.11 is a complete and accurate list of all Welfare Plans and all defined contribution plans to which the Borrower or any of its Subsidiaries is a party, whether written or oral. Each Welfare Plan, defined contribution plan and Benefit Arrangement materially complies with, and has been operating in all material respects, in accordance with, all applicable Laws, including, without limitation, the provisions of ERISA.

         (c) Each defined contribution plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code, and nothing has occurred or is reasonably expected to occur that would adversely affect the qualified status of any of the defined contribution plans or any related trust subsequent to the issuance of such determination letter.

         (d) No event has occurred in connection with any Welfare Plan, defined contribution plan or Benefit Arrangement which has, or could reasonably be expected to result in any fine, penalty, assessment or other similar liability in excess of $7,500,000 for which the Borrower or any of its Subsidiaries may be responsible, whether by reason of operation of law or contract.

         (e) Neither the Borrower nor any of its Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         6.12     CASUALTY.

         Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         6.13     ENVIRONMENTAL MATTERS.

         (a) The operations and properties of the Borrower and each of its Subsidiaries comply in all known material respects with all applicable Environmental Laws and Environmental Permits, all known past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and no circumstances exist that could reasonably be expected to (i) form the basis of an Environmental Action against the Borrower or any of its Subsidiaries or any of their properties that could reasonably be expected to have a Material Adverse Effect or (ii) cause any such property to be

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subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         (b) (i) None of the properties owned or operated as of the Closing Date or formerly owned or operated by the Borrower or any of its Subsidiaries is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) to the best of the Borrower's knowledge, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of the Borrower's knowledge, have been treated, stored or disposed on any property currently owned or operated by the Borrower or any of its Subsidiaries or on any property formerly owned or operated by the Borrower or any of its Subsidiaries, in each case that could reasonably be expected to have a Material Adverse Effect; (iii) to the best of the Borrower's knowledge, there is no material asbestos or asbestos-containing material on any property owned or operated on the Closing Date by the Borrower or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of in violation in any material respect of any Environmental Law on any property currently owned or operated by the Borrower or any of its Subsidiaries, or any property formerly owned or operated by the Borrower or any of its Subsidiaries.

         (c) (i) As of the Closing Date, neither the Borrower nor any of its Subsidiaries is undertaking or has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or Remedial, Response or Removal action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by the Borrower or any of its Subsidiaries or any property formerly owned or operated by the Borrower or any of its Subsidiaries have been disposed of in a manner which complies in all material respects with Environmental Laws or in a manner that could not be reasonably be expected to result in a Material Adverse Effect.

         6.14     COLLATERAL DOCUMENTS.

         (a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the ratable benefit of the Lenders pursuant to the Security Agreement, a legal, valid and enforceable security interest in the Collateral owned by such Loan Party, and the Security Agreement, together with the filings of Form UCC-1 financing statements creates a perfected Lien on, and security interest in all of the Collateral described therein (to the extent a security interest in such Collateral may be perfected by filing such financing statements), subject to no other Liens other than Liens permitted under Section 8.01. Except for titled vehicles, vessels and other collateral which may not be perfected through the filing of financing statements under the Uniform Commercial Code and which have an aggregate fair market value of less than $1,000,000 and subject to Section 7.19, all such Liens have been or, upon the filing of the financing statements delivered on the Closing Date, will be fully perfected Liens. The Security Agreement creates (assuming all necessary filings with the United States Patent and Trademark

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Office and the United States Copyright Office have been appropriately and duly made), as security for the Obligations purported to be secured thereby, a valid and enforceable, and upon the recordation in the United States Patent and Trademark Office and in the United States Copyright Office of notices of assignments for security made pursuant to the Security Agreement, perfected security interest in and Lien on the trademarks, patents and copyrights covered by the Security Agreement in favor of the Administrative Agent for the ratable benefit of the Lenders, superior to and prior to the rights of all third Persons. The Borrower and its Subsidiaries have good and marketable title to all Collateral, free and clear of all Liens except Liens permitted under Section 8.01.

         (b) The security interests created in favor of Administrative Agent, as pledgee for the benefit of the Lenders under the Security Agreement and the Holdings Pledge Agreement together with the delivery of the certificates pursuant thereto and delivery of appropriate endorsements executed in blank, constitute first perfected security interests in the Subsidiary Equity and Pledged Shares (as such terms are defined in the Security Agreement and the Holdings Pledge Agreement, respectively) pledged under such agreements, subject to no security interests of any other Person other than Permitted Liens and unperfected Liens permitted under Section 8.01(g). Except as set forth in the Security Agreement and the Holdings Pledge Agreement, no filings, registrations or recordings which have not been made or will not have been made (or submitted for recordation) within ten (10) Business Days after the Closing Date are required in order to perfect the security interests created in the Subsidiary Equity or Pledged Shares (as defined in the Security Agreement and Holdings Pledge Agreement, respectively).

         (c) Assuming the Mortgages are appropriately and duly filed and recorded, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the real property subject to a Mortgage and the Mortgaged Property (including, without limitation, all fixtures and improvements relating to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the ratable benefit of the Lenders, superior to and prior to the rights of all third Persons (except that the security interest created in such real property and the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Liens permitted under
Section 8.01).

         6.15     TAXES.

         (a) The Borrower and each of its Subsidiaries has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid (prior to the date on which penalties attach thereto) all taxes shown thereon to be due, together with applicable interest and penalties (other than de minimus taxes which are not overdue more than thirty (30) days and any taxes the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         (b) There is no unpaid amount of adjustments to the state, local and foreign tax liability of the Borrower and each of its Subsidiaries proposed by any state, local or foreign

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taxing authorities which could reasonably be expected to result in a Material
Adverse Effect (other than amounts arising from adjustments to Federal income tax returns and other than adjustments the amount or validity of which are being contested in good faith and with respect to which the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP).

         6.16     COMPLIANCE WITH SECURITIES LAWS.

         Neither the Borrower nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Borrowing, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X issued by the FRB. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         6.17     SOLVENCY.

         Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         6.18     DEBT.

         Set forth on Schedule 6.18 is a complete and accurate list of all Debt which will not be repaid by the Borrower on or prior to the Closing Date (the "Surviving Debt"), the principal amount of which is greater than $100,000, showing as of the Closing Date the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         6.19     NO DEFAULTS, COMPLIANCE WITH LAWS.

         (a) Neither the Borrower nor any of its Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower, each of its Subsidiaries, each Related Professional Corporation and each professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, ordinances, regulations, resolutions, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign and all applicable Environmental Laws and Regulations, non-compliance with which could reasonably be expected to have a Material Adverse Effect.

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         6.20     OWNED REAL PROPERTY.

         As of the Closing Date, set forth on Schedule 6.20 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing the street address, county or other relevant jurisdiction, state and record owner thereof. Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens.

         6.21     LEASED REAL PROPERTY.

         As of the Closing Date, set forth on Schedule 6.21 is a complete and accurate list of all leases of real property with an annual rent in excess of $250,000 under which the Borrower or any of its Subsidiaries is the lessee, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof.

         6.22     MATERIAL CONTRACTS.

         As of the Closing Date, set forth on Schedule 6.22 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, as of the Closing Date has not been amended or otherwise modified, is in full force and effect and, to the best knowledge of the Borrower with respect to all parties other than the Loan Parties, is binding upon and enforceable against all parties thereto in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law). There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto. To the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto which could reasonably be expected to result in a Material Adverse Effect.

         6.23     INVESTMENTS.

         As of the Closing Date, set forth on Schedule 6.23 is a complete and accurate list of all Investments in excess of $350,000 held by the Borrower or any of its Subsidiaries, showing the amount, obligor or issuer and maturity, if any, thereof.

         6.24     INTELLECTUAL PROPERTY.

         As of Closing Date, set forth on Schedule 6.24 is a complete and accurate list of all United States registered patents, trademarks, service marks and copyrights, and all applications therefor, all material unregistered trademarks, service marks, trade names and copyrights, and all licenses of any of the foregoing (except for licenses of commercially available software), of the Borrower or any of its Subsidiaries. The Borrower and each of its Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property material to the conduct of its business as now or heretofore conducted by it except to

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the extent the failure to so own or have such rights could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each of its Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person except to the extent that could not reasonably be expected to result in a Material Adverse Effect.

         6.25     FEES.

         No broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Borrower or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agrees to indemnify the Administrative Agent and each Lender against and hold the Administrative Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

         6.26     GOVERNMENT CONSENTS FOR CONDUCT OF BUSINESS.

         (a) The Borrower and each Subsidiary Guarantor has, and is in good standing with respect to, all approvals, permits, licenses, consents, authorizations, franchises, certificates, and inspections of all Governmental Authorities and that are otherwise necessary for such Loan Party to continue to conduct business and own, use, operate, and maintain its property and assets as heretofore conducted, owned, used, operated, and maintained which, if not obtained (whether directly or by lawful and effective assignment) or not maintained in good standing, would have a Material Adverse Effect. No such approval, permit, license, consent, authorization, franchise, or certificate is conditioned or limited (in any material respect) any more so than as is generally the case with respect to Persons engaged in the same or similar lines of business. Each such approval, permit, license, consent, authorization, franchise, or certificate was duly and validly granted or issued, is in full force and effect, and neither has been suspended, rescinded, revoked, forfeited, or assigned to a party other than the Borrower or any of its Subsidiaries. Further, no conditions exist or events have occurred that, with the giving of notice or lapse of time or both, could result in the amendment, modification, suspension, rescission, revocation, forfeiture, or non-renewal of any such approval, permit, license, consent, authorization, franchise, or certificate.

         (b) Each Related Professional Corporation and each of the Borrower's, each of its Subsidiaries' and the Related Professional Corporations' employees, officers, directors, and contractors providing professional medical services to patients is, and has at all times been, while serving in such capacity (i) duly licensed and certified (as and where required) by each regulatory body having jurisdiction over services rendered by such Person, and
(ii) eligible (as and where required) to participate in Medicare, Medicaid, and other federal and state funded health care reimbursement programs, where such failure to be licensed, certified or eligible, as the case may be, could reasonably be expected to have a Material Adverse Effect either individually or in the aggregate.

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         6.27     LABOR DISPUTES; COLLECTIVE BARGAINING AGREEMENT; EMPLOYEE
GRIEVANCES.

         (a) As of Closing Date, there are no collective bargaining agreements or other labor contracts covering the Borrower or any other Loan Party; (b) as of the Closing Date, no such collective bargaining agreement or other labor contract will expire during the term of this Agreement; (c) to the Borrower's knowledge no union or other labor organization is seeking to organize, or to be recognized as bargaining representative for, a bargaining unit of employees of the Borrower or any other Loan Party; (d) to the Borrower's knowledge there is no pending or threatened strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or their respective employees which could reasonably be expected to have a Material Adverse Effect; (e) there has not been, during the three (3) year period prior to the Closing Date, a strike, work stoppage, material unfair labor practice claim or charge, arbitration or other material labor dispute against or affecting the Borrower or any of its Subsidiaries or any of their respective employees, and (f) there are no actions, suits, charges, demands, claims, counterclaims or proceedings pending or, to the Borrower's knowledge, threatened against the Borrower or any of its Subsidiaries, by or on behalf of, or with, its employees, other than employee grievances which could not reasonably be expected to have a Material Adverse Effect.

         6.28     SENIOR DEBT.

         All of the Obligations constitute "Designated Senior Debt" as defined in the Subordinated Notes Indenture and in each Contract evidencing or governing any other Subordinated Debt, and the Obligations are permitted thereunder. No Debt other than the Obligations constitutes "Designated Senior Debt" within the meaning and pursuant to the terms of the Subordinated Notes Indenture or any Contract evidencing or governing any other Subordinated Debt.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         So long as any Obligation (other than contingent indemnity obligations) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will:

         7.01     FINANCIAL STATEMENTS.

         Furnish to the Administrative Agent (for distribution to the Lenders) (for purposes of this Section 7.01 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         (a) Quarterly Financials. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for the period commencing at the end

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of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all in reasonable detail and duly certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), together with a Compliance Certificate of said officer (i) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) containing a schedule in form and detail satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in
Section 8.12, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 8.12, a statement of reconciliation conforming such financial statements to GAAP.

         (b) Annual Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion of Ernst & Young LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent (which opinion shall contain no qualification with respect to the continuance of the Borrower and its Subsidiaries as going concerns and shall state that such financial statements fairly present in all material respects the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated, in each case in conformity with GAAP), together with (a) a letter of such accounting firm to the Administrative Agent and Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof; provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 8.12, a statement of reconciliation conforming such financial statements to GAAP, and
(b) a Compliance Certificate of the chief financial officer of the Borrower (i) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect

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thereto and (ii) containing a schedule in form and detail satisfactory to the
Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Section 8.12, provided, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 8.12, a statement of reconciliation conforming such financial statements to GAAP.

         7.02     CERTIFICATES; OTHER INFORMATION.

         Furnish to the Administrative Agent (for distribution to the Lenders) (for purposes of this Section 7.02 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         (a) Annual Forecasts. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) to the extent prepared, a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

         (b) Actuarial Reports. Promptly upon receipt thereof by the Borrower or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan the funded current liability percentage (as defined in Section 302(d)(8)(B) of ERISA) of which is less than 90% or the unfunded current liability (as defined in Section 302(d)(8)(A) of ERISA) of which exceeds $500,000 or the present value of benefit liabilities as of the latest actuarial valuation date for such Plan (but not prior to 12 months prior to the Closing
Date), determined on the basis of a shut down of the company in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, exceeds the market value of assets exclusive of any contributions due to the Plan by $500,000.

         (c) Plan Annual Reports. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after request, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

         (d) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the Borrower or any of its Subsidiaries sends to its stockholders generally, and copies of all regular, periodic and special reports, and all registration statements, that the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or with any national securities exchange.

         (e) Creditor Reports. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to all holders of the Subordinated Debt of the Borrower or of any of its Subsidiaries pursuant to the terms of any agreement, instrument or other document related to the Subordinated Debt and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 7.02.

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         (f)      Agreement Notices. Promptly upon the sending or receipt
thereof, copies of all notices, requests and other documents sent or received by the Borrower or any of its Subsidiaries under or pursuant to any indenture, loan or credit agreement or similar agreement or instrument, in each case evidencing indebtedness in excess of $5,000,000, regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         (g) Real Property. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within sixty (60) days after any such request, a report supplementing Schedules 6.20 and 6.21 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all material respects.

         (h) Insurance. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within forty-five (45) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         (i) Management Letters. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its board of directors (or any committee thereof) from its independent public accountants.

         (j) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(d) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such

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Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 7.01 to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated as "Public;" and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not marked as "Public."

         7.03     NOTICES AND INFORMATION.

         Furnish to the Administrative Agent (for distribution to the Lenders) (for purposes of this Section 7.03 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations):

         (a) Default Notice. As soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of the chief financial officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         (b) ERISA Events and ERISA Reports. (i) Promptly and in any event within twenty (20) days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower or such ERISA Affiliate has taken

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and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

         (c) Plan Terminations. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer.

         (d) Multiemployer Plan Notices. Promptly and in any event within five (5) Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause
(i) or (ii) if in excess of $2,500,000.

         (e) Litigation. Promptly after the commencement thereof, notice of all material actions, suits, investigations, arbitrations, litigation and proceedings before any court or governmental department, commission, board, arbitration panel, bureau, agency or instrumentality, Federal, state, local or foreign, affecting the Borrower or any of its Subsidiaries.

         (f) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         7.04     COMPLIANCE WITH LAW.

         Comply, cause each of its Subsidiaries to comply and use its best efforts to cause the Related Professional Corporations to comply, in all material respects, with all applicable Laws, such compliance to include, without limitation, compliance with ERISA.

         7.05     PAYMENT OF TAXES, ETC.

         Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property (other than a Permitted Lien); provided, however, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien (other than a Permitted
Lien) resulting therefrom attaches to its property and becomes enforceable against the Borrower or any of its Subsidiaries.

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         7.06     COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

         7.07     MAINTENANCE OF INSURANCE.

         (a) Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies (including, without limitation, any Insurance Subsidiary, solely as it relates to medical malpractice insurance, workers compensation and such other insurance as may be approved by the Administrative Agent) or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

         (b) In addition to, and without limiting the foregoing, the Borrower and its Subsidiaries shall maintain or require the maintenance of medical malpractice insurance with a responsible insurance company (including, without limitation, any Insurance Subsidiary) for or by and covering each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients, and naming the relevant Loan Party as an additional insured. Such insurance shall cover such casualties, risks and contingencies, shall be of the type and in amounts, and may be subject to deductibles as are customarily maintained by Persons employed or serving in the same or a similar capacity.

         (c) Cause any Insurance Subsidiary to (i) conduct its insurance business in compliance with all applicable insurance laws, rules, regulations and orders and using sound actuarial principles and (ii) maintain stop-loss coverage and excess coverage reinsurance for individual claims, in each case, as may be reasonably satisfactory to the Administrative Agent. The insurance premiums and other expenses charged by any Insurance Subsidiary to the Borrower and its Subsidiaries shall be reasonable and customary and reasonably satisfactory to the Administrative Agent. The Borrower will provide the Administrative Agent (A) copies of any outside actuarial reports prepared with respect to any projection, valuation or appraisal of any Insurance Subsidiary (in form and substance and scope consistent with past practices and including with respect to the Borrower) promptly after receipt thereof and (B) once each year promptly after receipt thereof, an actuarial opinion with respect to any Insurance Subsidiary (in form and substance and scope consistent with past practices and including with respect to the

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Borrower) from (x) Aon Corporation or (y) an actuarial firm reasonably satisfactory to the Administrative Agent.

         7.08     PRESERVATION OF CORPORATE EXISTENCE, ETC.

         Except as otherwise permitted hereunder, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, material rights (charter and statutory), material permits, material licenses, material approvals, material privileges and material franchises.

         7.09     VISITATION RIGHTS.

         (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, during the continuance of an Event of Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries (and to the extent lawful, the Related Professional Corporations), and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

         (b) Permit the Administrative Agent and the Lenders to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request; provided, that in the absence of the occurrence and continuance of an Event of Default, the Administrative Agent and the Lenders may conduct one (1) finance examination and one (1) collateral audit per annum.

         7.10     KEEPING OF BOOKS.

         Keep, and cause each of its Subsidiaries and each of the Related Professional Corporations to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, each Subsidiary and each Related Professional Corporation in accordance with GAAP.

         7.11     MAINTENANCE OF PROPERTIES, ETC.

         Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary in the conduct of its business in good working order and condition, ordinary wear and tear and damage by casualty excepted and except where the failure to so maintain and preserve could not be reasonably expected to result in a Material Adverse Effect.

         7.12     PERFORMANCE OF MATERIAL CONTRACTS.

         Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it except where

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the failure to so perform or observe could not be reasonably expected to result in a Material Adverse Effect.

         7.13     TRANSACTIONS WITH AFFILIATES.

         Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (including any Insurance Subsidiary, but excluding the Borrower or any of its other Wholly Owned Subsidiaries) on terms that are fair and reasonable to the Borrower and its Subsidiaries (other than the Insurance Subsidiary) and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided, that in any event the following shall be permitted: (i) the transactions (including the payment of fees and expenses in connection therewith) contemplated by the Spectrum Acquisition Documents, the Loan Documents and the documents related to the Subordinated Debt; (ii) the payment of Management Fees and expenses pursuant to and in accordance with the Management Services Agreement; (iii) payments under any tax sharing agreement in form and substance reasonably satisfactory to the Administrative Agent or arrangements reasonably satisfactory to the Administrative Agent among the Borrower and other members of the affiliated group of corporations of which the Borrower is the common parent; (iv) reasonable and customary directors' fees, indemnification of officers and directors and similar arrangements and payments thereunder; (v) dividends permitted to be paid pursuant to and in accordance with Section 8.06; (vi) transactions pursuant to management contracts with affiliated physicians entered into in the ordinary course of business consistent with past practice; and (vii) transactions pursuant to any contract or agreement in effect on the Closing Date and set forth on Schedule 7.13, as amended modified or replaced so long as such amendment, modification or replacement is not materially less favorable to the Borrower and its Subsidiaries than the contract or agreement in effect on the Closing Date.

         7.14 ADDITIONAL SUBSIDIARY GUARANTORS; AGREEMENT TO GRANT ADDITIONAL SECURITY.

         (a) Additional Subsidiaries. Within thirty (30) days after the acquisition or formation of any Subsidiary:

                  (i) notify the Administrative Agent thereof in writing, together with the (A) jurisdiction of formation, (B) number of shares of each class of Capital Stock outstanding, (C) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (D) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

                  (ii) if such Subsidiary is a Domestic Subsidiary (other than an Immaterial Subsidiary and the Insurance Subsidiary) or such Subsidiary guarantees the Borrower's obligations under the Subordinated Notes Indenture, cause such Subsidiary to (A) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (B) deliver to the Administrative Agent documents of the types

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         referred to in Sections 5.01(a)(ii)-(iv) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent; provided, however, the provisions of this Section 7.14.(a)(ii) shall only apply to each Foreign Subsidiary to the extent no material adverse tax consequences would result therefrom.

         (b) Capital Stock. Cause (a) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary of the Borrower or a Subsidiary Guarantor and (b) 65% (or such greater percentage that, (1) due to a change in an applicable Law after the Closing Date, could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent or (2) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Capital Stock entitled to vote (within the meaning of Treas. Reg.
Section 1.956-2(c)(2)) and 100% of the issued and outstanding Capital Stock not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by the Borrower or a Subsidiary Guarantor to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent.

         (c) Other Property. Cause all of its (and cause all of the Subsidiary Guarantors') Mortgaged Property and personal Property to be subject at all times to first priority, perfected and, in the case of Mortgaged Property, title insured Liens in favor of the Administrative Agent to secure the Obligations, subject to Liens permitted pursuant to Section 8.01.

         (d) Documentation. The security interests required to be granted pursuant to this Section 7.14 shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to the Administrative Agent (the "Additional Collateral Documents") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 8.01. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Administrative Agent, for the benefit of the Lenders, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents including, without limitation, appropriate Form UCC-1 financing statements, landlord waivers, real estate mortgagee title insurance policies, surveys, evidence as to whether any Mortgaged Property is in a flood hazard area, environmental reports and landlord's waivers, as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section 7.14 has been complied with.

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         7.15     INTEREST RATE PROTECTION.

         Within ninety (90) days following the Closing Date, the Borrower shall have in effect and thereafter keep in effect one or more interest rate Swap Contracts (the terms and other provisions of all such Swap Contracts to be subject to the prior written consent of the Administrative Agent) such that not less than 50% of the principal balance of all Funded Debt outstanding of the Borrower and its Subsidiaries is either at a fixed rate or is covered by such Swap Contracts, for an aggregate period of not less than three (3) years commencing on the Closing Date.

         7.16     PERFORMANCE OF SPECTRUM ACQUISITION DOCUMENTS.

         Perform and observe, or cause the relevant Subsidiary to perform and observe, all of the terms and provisions of each Spectrum Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Spectrum Acquisition Document in full force and effect, enforce each such Spectrum Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under any Spectrum Acquisition Document.

         7.17     ASSIGNMENT OF CLAIMS.

         If required by the Administrative Agent, the Borrower shall, within a reasonable period of time as specified by the Administrative Agent, deliver or cause to be delivered all documents necessary or desirable in order to comply with all applicable federal and state assignment of claims acts, statutes or regulations.

         7.18     USE OF PROCEEDS.

         The proceeds of the Loans and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely to (a) repay existing indebtedness, (b) redeem the Preferred Stock on the Closing Date, (c) pay the dividend as permitted by Section 8.06(g), (d) to pay related fees and expenses and (e) to finance working capital, general corporate purposes of the Borrower and its Subsidiaries and Permitted Acquisitions.

         7.19     POST-CLOSING DELIVERIES.

         Within sixty (60) days following the Closing Date (or such later date as the Administrative Agent may determine in its reasonable discretion), the Borrower shall deliver to the Administrative Agent aircraft security agreements (or similar documents) in form and substance reasonably satisfactory to the Administrative Agent that grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest in the following aircraft, together with a legal opinion of special FAA counsel and such other documentation as the Administrative Agent shall reasonably request: (a) Beech Model B100 aircraft with manufacturer's serial number BE-104 and United States nationality and registration marks N67BS, (b) Beech Model 95-B55 (T42A) aircraft with

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manufacturer's serial number TC-752 and United States nationality and registration marks N12TH and (c) Beech Model 95-B55 aircraft with manufacturer's serial number TC-2126 and United States nationality and registration marks N111 WD.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         So long as any Obligation (other than contingent indemnity obligations) shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required Lenders:

         8.01     LIENS, ETC.

         Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts, inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

         (a)      Liens created under the Loan Documents;

         (b)      Permitted Liens;

         (c)      Liens existing on the Closing Date and described on Schedule
8.01(c);

         (d) Purchase money Liens securing Debt permitted under Section 8.02(c)(i) upon real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such real property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such real property or equipment to be subject to such Liens, or Liens existing on any such real property or equipment at the time of acquisition (whether in a stock or asset transaction) (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the real property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

         (e) Liens arising in connection with Capitalized Leases permitted under Section 8.02(c)(i); provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

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         (f)      Liens securing Debt permitted under Section 8.02(c)(i) on
property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

         (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.01(g);

         (h) Licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

         (i) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases not constituting Debt or consignments;

         (j) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

         (k) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit, whether arising by contract or operation of law, incurred in the ordinary course of business so long as such deposits are not intended to be collateral for any obligation;

         (l) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations (other than for Debt for borrowed money) that do not exceed $10,000,000 at any one time outstanding;

         (m) Liens incurred by the Insurance Subsidiary in favor of a fronting professional liability insurance carrier to secure the Insurance Subsidiary's obligations to pay professional liability insurance claims and expense on a "claims reported" basis; and

         (n) The replacement, extension or renewal of any Lien permitted by clauses (b) through (m) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

         8.02     DEBT.

         Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

         (a)      Debt incurred pursuant to the Loan Documents;

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         (b)      In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a Subsidiary of the Borrower; provided, that if such Debt is owed by a Subsidiary of the Borrower which is not a Guarantor, such Debt shall be evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and, except as set forth on Schedule 8.02(b) with respect to existing Debt, there shall be no restrictions whatsoever on the ability of such Subsidiary to repay such Debt;

         (c)      In the case of the Borrower and any of its Subsidiaries:

                  (i) Debt in an aggregate amount not to exceed $10,000,000 at any time outstanding consisting of (A) Debt secured by Liens permitted by Section 8.01(d), (B) Capitalized Leases and (C) Debt of the Borrower or any Subsidiary acquired pursuant to a Permitted Acquisition or Permitted Investment (or Debt assumed at the time of a Permitted Acquisition or Permitted Investment of any asset securing such Debt), provided that such Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or Permitted Investment;

                  (ii) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iii) Subordinated Debt incurred pursuant to the Subordinated Debt Financing and other Subordinated Debt; provided, that the Net Cash Proceeds of any such Subordinated Debt issued after the Closing Date shall be used to prepay the Loans and L/C Obligations then outstanding in accordance with Section 2.05(b)(iv), except that up to $25,000,000 of such Net Cash Proceeds may be used to pay the purchase price of a Permitted Acquisition;

                  (iv)     the Surviving Debt;

                  (v) Debt in respect of Swap Contracts entered into in the ordinary course of business to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or currency values;

                  (vi) unsecured Debt consisting of promissory notes issued by the Borrower to officers, directors and employees of the Borrower or any Subsidiary of the Borrower issued to purchase or redeem Capital Stock of the Borrower to the extent that payment of cash on such promissory notes is permitted hereunder and so long as such promissory notes are expressly subordinate to the Obligations on terms reasonably acceptable to the Administrative Agent;

                  (vii) Debt consisting of Qualified Debt Securities of the Borrower or any of its Subsidiaries incurred by it in connection with Permitted Acquisitions plus the amount of interest on such Qualified Debt Securities paid in kind or through accretion or capitalization to the extent that incurrence thereof would not result in an Event of Default under any of the financial covenants set forth in Section 8.12;

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                  (viii)   Debt incurred in connection with the financing of
         insurance premiums (excluding tail medical malpractice insurance) in an amount not to exceed the lesser of $30,000,000 and the premiums with respect to the applicable insurance policies;

                  (ix) Debt constituting Guaranteed Obligations permitted under Section 8.19;

                  (x) refinancings of any Debt originally incurred as permitted by this Section 8.02(c)(i), (iii), (iv), (vi) and (vii); provided, that the terms of any such refinancing of such Debt, and of any agreement entered into and of any instrument issued in connection therewith, shall be on substantially the same terms as the agreements and instruments in existence on the Closing Date and otherwise permitted by this Agreement and the other Loan Documents; and, provided, further, that the principal amount of such Debt shall not be increased above the principal amount thereof then outstanding, neither the final maturity date nor average weighted maturity date (calculated from the date of such refinancing) shall be decreased and the direct and indirect obligors therefor shall not be changed, as a result of or in connection with such refinancing and any Debt which is subordinate to the Obligations shall remain subordinate on the same terms or on such other terms as may be approved by the Administrative Agent;

                  (xi) until the date that is forty-five (45) days after the Closing Date, an aggregate principal amount of Debt of the Borrower not to exceed approximately $8,250,000 evidenced by notes issued pursuant to that certain Indenture dated as of March 12, 1999 among the Borrower and United States Trust Company of New York, as trustee; and

                  (xii) other Debt not expressly permitted above in an aggregate amount together with the amount of Guaranteed Obligations incurred pursuant to Section 8.19(l) not to exceed $22,500,000 at any time outstanding.

         8.03     FUNDAMENTAL CHANGES; ACQUISITIONS.

         (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default shall have occurred and be continuing and so long as no Default would result therefrom, (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a Wholly Owned Subsidiary of the Borrower, as the case may be and (ii) Holdings may merge into the Borrower on the date of a Qualified Initial Public Offering as long as the Borrower is the surviving Person in such merger;

         (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except that so long as no Default shall have occurred and be continuing and so long as no Default would result therefrom, any Subsidiary of the Borrower

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may liquidate itself into any other Subsidiary of the Borrower or the Borrower, as the case may be;

         (c) Acquire or permit any Subsidiary to acquire all or substantially all of the assets or any division or line of business of any other Person (including Capital Stock), except that the Borrower and Subsidiary Guarantors may consummate (i) Permitted Acquisitions and (ii) the transfers contemplated by Sections 8.04(e) and (f).

         8.04     SALES, ETC. OF ASSETS.

         Sell, lease (as lessor), transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease (as lessor), transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

         (a) Sales of inventory and Cash Equivalents in the ordinary course of business;

         (b) Sales of obsolete or worn-out equipment and intellectual property in the ordinary course of business;

         (c) Sales or discounts of overdue accounts receivable in the ordinary course of business on customary terms and conditions;

         (d) Leases or subleases of real property or licenses or sublicenses of intellectual property in each case in the ordinary course of business;

         (e) The Borrower may transfer assets to any Subsidiary Guarantor and may make Investment in other Subsidiaries to the extent permitted by Section 8.05(a);

         (f) Any Subsidiary of the Borrower may transfer assets to the Borrower or to any Subsidiary Guarantor or make an Investment in other Subsidiaries to the extent permitted under Section 8.05(a) and the Borrower may transfer shares of Capital Stock of Holdings to the extent permitted by Section 8.06(f) and may cancel or retire any shares of its Capital Stock acquired in connection with such transfer;

         (g) The sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 8.04(a) through (f)) so long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary at least seventy-five percent (75%) in cash and (iii) the aggregate Net Cash Proceeds received by the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 8.04(a) through (f)) in any Fiscal Year pursuant to this clause (g) shall not exceed $10,000,000; provided, that the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each sale or exchange is to acquire (and results within 180 days of such sale or exchange in the acquisition of) replacement items of equipment which are, in the reasonable

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business judgment of the Borrower and its Subsidiaries, the functional equivalent of the item of equipment so sold or exchanged;

provided that (i) in the case of sales of assets pursuant to Section 8.04(g), the Borrower shall apply the Net Cash Proceeds from such sale in accordance with
Section 2.05(b)(iii) and (ii) to the extent the Required Lenders or, if required pursuant to Section 11.01, all Lenders, waive the provisions of this Section with respect to the sale or other disposition of any Collateral, or any Collateral is sold or disposed of as permitted by this Section, such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Loan Documents and the Administrative Agent shall take such actions as are appropriate in connection therewith, at the expense of the Borrower.

         8.05     INVESTMENTS.

         Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than (each of the following, a "Permitted Investment"; provided, however, that only clauses (d), (h) and (i) herein and such other Investments herein provided and approved in writing by the Administrative Agent shall be a "Permitted Investment" for any Insurance Subsidiary):

         (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the Closing Date and described on Schedule 8.05(a), and additional Investments in new or existing Wholly Owned Subsidiaries of the Borrower (other than the Insurance Subsidiary); provided, however, that no more than an aggregate amount equal to $3,000,000 shall be invested from the Closing Date in Foreign Subsidiaries; and, provided, further, that with respect to Investments in any newly acquired (to the extent such acquisition is permitted hereunder) or created Wholly Owned Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary or the Insurance Subsidiary), any such Subsidiary shall become a Guarantor hereunder by executing a Joinder Agreement and shall otherwise comply with Section 7.14;

         (b) loans and advances to officers, other employees and independent contractor physicians in the ordinary course of the business of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $3,000,000 at any time outstanding;

         (c) advances of salary to independent contractor physicians in the ordinary course of business of the Borrower and its Subsidiaries;

         (d)      Investments by the Borrower and its Subsidiaries in Cash
Equivalents;

         (e) Investments by the Borrower and its Subsidiaries in Swap Contracts permitted under Section 7.15 and Section 8.02;

         (f) Investments consisting of intercompany Debt permitted under Sections 8.19(i) and (j);

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         (g)      Investments existing on the Closing Date and described on
Schedule 8.05(g) hereto;

         (h) Investments by the Borrower and its Subsidiaries in deposit accounts opened and maintained in the ordinary course of business;

         (i) Investments consisting of accounts receivable in the ordinary course of business;

         (j)      Investments in the form of Permitted Acquisitions;

         (k) the Borrower and its Subsidiaries may receive and own Investments acquired as non-cash consideration received in connection with an Asset Disposition permitted by Section 8.04(g);

         (l) the Borrower and its Subsidiaries may make pledges and deposits permitted under Section 8.01;

         (m) the Borrower and its Subsidiaries may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and past due accounts;

         (n) the Borrower and its Subsidiaries may hold Investments to the extent such Investments reflect an increase in the value of Investments and would otherwise exceed the limitations of this Section 8.05;

         (o) transfers of assets to Related Professional Corporations to the extent required under the express contractual terms of applicable management contracts in the ordinary course of business;

         (p) Investments consisting of notes payable from employees for the purchase price of stock in connection with the issuance of such stock and Investments consisting of Capital Stock of Holdings acquired by the Borrower in a transaction permitted by Section 8.06(d) hereof;

         (q) Investments in the form of loans by the Borrower or any of its Subsidiaries to Related Professional Corporations in the ordinary course of business; provided, that such loans shall be evidenced by promissory notes and such promissory notes shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement;

         (r) Investments made by the Borrower or any of its Subsidiaries solely with the proceeds from issuances of Capital Stock of the Borrower to any Sponsor or a Related Party after the Closing Date; provided, that the capital contribution made by such Sponsor or such Related Party in connection with such issuance was made solely for the purpose of permitting the Borrower to make such Investment;

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         (s)      Investments made in any Insurance Subsidiary solely to the extent permitted in Section 8.21(b);

         (t) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Borrower and its Subsidiaries in connection with such plans; and

         (u) other Investments not expressly permitted above in an aggregate amount outstanding at any time not in excess of $10,000,000.

         8.06     DIVIDENDS, ETC.

         Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock of Holdings or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, Capital Stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any Capital Stock or any warrants, rights or options to acquire such Capital Stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock of the Borrower and/or Holdings or any warrants, rights or options to acquire such Capital Stock or to issue or sell any such Capital Stock or any warrants, rights or options to acquire such Capital Stock, except:

         (a) the Borrower may declare and pay dividends and distributions payable solely in common Capital Stock of the Borrower;

         (b) a Subsidiary of the Borrower may declare and pay dividends and distributions to its equityholders ratably in accordance with their interests;

         (c)      for issuances of Capital Stock expressly permitted by Section
8.18;

         (d) so long as no Default has occurred and is continuing or would occur after giving effect thereto, (i) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Borrower and/or Holdings held by any members or former member of the Borrower's (or any of its Subsidiaries') management and (ii) the declaration and payment of dividends by the Borrower on its common Capital Stock, in an aggregate combined amount (for both clauses (i) and (ii)) not to exceed the sum of (A) $20,000,000 increasing by $5,000,000 on the first day of each of Fiscal Years 2005, 2006, 2007 and 2008 plus (B) the aggregate cash proceeds received by the Borrower from any issuance or reissuance of Capital Stock by the Borrower to members of management of the Borrower and its Subsidiaries and the net proceeds to the Borrower of any "key-man" life insurance policies; provided, however, that with respect to cash dividends declared and paid on the Borrower's common Capital Stock, (x) no such dividends may be declared or paid prior to the first anniversary of the Closing Date, (y) no such dividends may be declared or paid unless the Leverage Ratio as calculated in the most recent Compliance Certificate delivered to the Administrative Agent pursuant to Section 7.01 is less

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than 3.0 to 1.0 and (z) the aggregate amount of such dividends declared or paid during the term of this Agreement shall not exceed $20,000,000;

         (e) repurchases of Capital Stock deemed to occur upon the exercise of stock options to the extent the value of such Capital Stock represents all or a portion of the exercise price thereof;

         (f) the Borrower may acquire its Capital Stock from Holdings in a transaction where the sole consideration for such purchase or acquisition consists of Capital Stock of Holdings held by the Borrower and transferred to Holdings; and

         (g) on or prior to April 30, 2004, the Borrower may declare and pay a one-time cash dividend to the holders of shares of its outstanding common Capital Stock and make related payments to holders of options with respect to the Borrower's common Capital Stock in aggregate amount not to exceed $30,000,000.

         8.07     CHANGE IN NATURE OF BUSINESS.

         Make, or permit any of its Subsidiaries to make, any material change in the nature of its business (and businesses reasonably related thereto) as carried on at the Closing Date; it being understood and acknowledged that any Insurance Subsidiary shall be the only entity conducting insurance business (and business reasonably related thereto) and that any Insurance Subsidiary shall be engaged solely in the medical malpractice business, workers compensation and such other insurance business as may be approved by the Administrative Agent, for the underwriting of insurance policies for the Borrower and its Subsidiaries and each Related Professional Corporation and each of such Loan Party's or Related Professional Corporation's respective employees, officers, directors or contractors who provides professional medical services to patients.

         8.08     CHARTER AMENDMENTS.

         Amend, or permit any of its Subsidiaries to amend, its Organization Documents if such amendment would adversely affect (i) the Borrower's or such Subsidiary's capacity to perform its obligations under the Loan Documents to which it is a party or (ii) the interests or rights of the Administrative Agent or any Lender under the Loan Documents.

         8.09     ACCOUNTING CHANGES.

         Make or permit, or permit any of its Subsidiaries to make or permit, any change in (a) accounting policies or reporting practices, except as mandated by GAAP, or (b) its Fiscal Year.

         8.10     PREPAYMENTS, ETC. OF DEBT.

         (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Subordinated Debt or Qualified Debt Securities, other than (i) the exchange of Subordinated

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Notes with Subordinated Notes in accordance with the Subordinated Notes
Indenture or a refinancing of such Debt expressly permitted by Section 8.02(c)(x) and (ii) the repayment of the Debt described in Section 8.02(c)(xi) or (b) amend, modify or change in any manner any term or condition of any Subordinated Debt or Qualified Debt Securities; provided, the Borrower may prepay or purchase Subordinated Debt or Qualified Debt Securities with Net Cash Proceeds received from an Initial Public Offering or a subsequent Public Offering to the extent such proceeds are not required to be applied to prepay the Obligations pursuant to Section 2.05(b)(v).

         8.11     AMENDMENT, ETC. OF SPECTRUM ACQUISITION DOCUMENTS.

         Cancel or terminate (other than in accordance with its terms) any Spectrum Acquisition Document or consent to or accept any cancellation or termination thereof (other than in accordance with its terms), amend, modify or change in any materially adverse manner any term or condition of any Spectrum Acquisition Document or the Management Services Agreement or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Spectrum Acquisition Document or take any other action in connection with any Spectrum Acquisition Document or the Management Services Agreement that would, in any such case, materially impair the value of the interests or rights of the Borrower thereunder, or would materially impair the interests or rights of the Administrative Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing; provided, that in no event shall the Borrower or any of its Subsidiaries amend, modify or change the Management Services Agreement so as to increase the Management Fees payable thereunder.

         8.12     FINANCIAL COVENANTS.

         For purposes of this Section 8.12 and each of the defined terms used herein, references to "Subsidiaries" and "Loan Parties" shall be deemed to include the Related Professional Corporations.

         (a) Leverage Ratio. Permit as of the end of each fiscal quarter of the Borrower the Leverage Ratio for the most recently completed four fiscal quarters of the Borrower to exceed the ratio set forth below:

FISCAL YEAR               MARCH 31                JUNE 30              SEPTEMBER 30            DECEMBER 30
-----------               --------                --------             ------------            -----------
    2004                  5.25:1.0                5.25:1.0               5.25:1.0               5.25:1.0

    2005                  5.25:1.0                5.25:1.0               5.25:1.0               5.25:1.0

    2006                  5.25:1.0                5.00:1.0               5.00:1.0               5.00:1.0

    2007                  4.75:1.0                4.75:1.0               4.50:1.0               4.50:1.0

    2008                  4.25:1.0                4.25:1.0               4.00:1.0               3.75:1.0

    2009                  3.75:1.0                3.50:1.0               3.50:1.0               3.50:1.0

 THEREAFTER               3.50:1.0                3.50:1.0               3.50:1.0               3.50:1.0

         (b) Fixed Charge Coverage Ratio. Permit as of the end of each fiscal quarter of the Borrower, as calculated for the Borrower and its Subsidiaries on a Consolidated basis, the ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower, less Capital Expenditures (other than Capital Expenditures financed with Debt permitted hereunder) made by the Borrower and its Subsidiaries during such period, less the aggregate net amount of federal, state, local and foreign taxes paid by the Borrower and its Subsidiaries in cash during such period, less the cash purchase price paid by the Borrower during such period for redemption of its Capital Stock permitted by
Section 8.06(d), less cash dividends paid by the Borrower to the holders of its Capital Stock during such period (other than the cash dividend paid pursuant to Section 8.06(g)), to the (ii) sum of (x) cash interest payable by the Borrower and its Subsidiaries on all Debt during such period plus (y) scheduled principal amounts of all Debt payable by the Borrower and its Subsidiaries during such period (other than Debt representing the cash purchase price paid by the Borrower for the redemption of its Capital Stock during the period to the extent deducted from EBITDA above) (except that in respect of the twelve month periods ending March 31, 2004, June 30, 2004 and September 30, 2004 respectively, such scheduled principal amounts of Debt payable, in each case since the Closing Date, shall be computed on an annualized basis), to be less than 1.50:1.0. If one or more Permitted Acquisitions have been consummated during the applicable period, then for purposes of determining compliance with this Section 8.12(b),
(A) income statement items (whether positive or negative) and capital expenditures attributable to the Person or property acquired shall, to the extent not otherwise included in such income statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01, be included to the extent relating to any period applicable in such calculations and (B) to the extent acquired or assumed in connection with such Permitted Acquisition, any Debt shall be deemed to have been incurred as of the first day of the applicable period and, if such Debt bears a floating interest rate, such interest shall be deemed to be paid over the applicable period at the rate in effect on the date of such acquisition.

         8.13     LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.

         Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligations owed to the Borrower or any of its other Subsidiaries,
(ii) make any loans or advances to the Borrower or any of its other Subsidiaries or (iii) transfer any of its property or assets to the Borrower or any of its other Subsidiaries, except:

         (a) those contained in the Loan Documents or the documents related to the Subordinated Debt;

         (b) any such encumbrance or restriction consisting of customary non-assignment provisions in contractual obligations and are entered into in the ordinary course of business to the extent such provisions restrict the transfer of the lease or license or assignment of such agreement; and

         (c) in the case of clause (iii) above, Permitted Liens or other restrictions contained in security agreements securing Debt permitted by Section 8.02(c)(i) to the extent such restrictions restrict the transfer of such asset.

         8.14     NEGATIVE PLEDGE.

         Enter into or suffer to exist, or permit any of the Subsidiaries of the Borrower to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its properties or assets, other than as provided in the Loan Documents, the documents related to the Subordinated Debt and other than restrictions contained in security agreements securing Debt permitted by Section 8.02(c)(i) to the extent such restrictions restrict the transfer of such asset.

         8.15     PARTNERSHIPS, NEW SUBSIDIARIES.

         (a) Become a general partner in any general or limited partnership or joint venture (other than as expressly permitted pursuant to Section 8.05(a), (j) and (u)), or permit any of its Subsidiaries to do so; or

         (b) Create any new Subsidiary, unless the Borrower and such Subsidiary comply with Section 7.14, including, without limitation, by causing such newly created Domestic Subsidiary (other than Immaterial Subsidiaries and the Insurance Subsidiary) to become a Guarantor by execution of a Joinder Agreement and an additional obligor pursuant to the terms of the Security Agreement and the shares of the Capital Stock of such Subsidiary to be pledged to the Administrative Agent pursuant to the Security Agreement to the extent required thereunder.

         8.16     SPECULATIVE TRANSACTIONS.

         Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Swap Contracts expressly permitted under
Section 7.15 or Section 8.02(c)(v).

         8.17     CAPITAL EXPENDITURES.

         Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed the amount set forth below for such Fiscal Year:

FISCAL YEAR                AMOUNT
-----------                ------
   2004                 $17,000,000

   2005                 $18,000,000

   2006                 $19,000,000

   2007                 $20,000,000

THEREAFTER              $21,000,000

; provided, however, that amounts permitted to be expended in a Fiscal Year that are not expended in such Fiscal Year, but not in excess of one hundred (100%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in (but only in) the subsequent Fiscal Year, provided further that the amount of Capital Expenditures made in any Fiscal Year shall not exceed one hundred forty percent (140%) of the amount set forth in the table above for such Fiscal Year. For purposes of this Section 8.17, Capital Expenditures shall not include (i) expenditures constituting the purchase price for any Permitted Acquisition, (ii) expenditures from proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets or property to the extent such proceeds are used within 180 days of receipt to replace assets or property so lost, destroyed, damages or condemned and (iii) expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition permitted under this Agreement, which reinvestment is made within 180 days after receipt of such Net Cash Proceeds.

         8.18     ISSUANCE OF CAPITAL STOCK.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock of the Borrower or any Subsidiary of the Borrower, except (a) to the Borrower, (b) common Capital Stock to qualify directors if required by applicable law, (c) as set forth in Schedule 8.18, (d) issuances of common Capital Stock of the Borrower to directors, management and employees of the Borrower, pursuant to a stock option or grant plan or the exercise of options issued pursuant thereto and (e) other issuances of common Capital Stock of the Borrower (i) in connection with a Permitted Acquisition,
(ii) to any other Person so long as such common Capital Stock is pledged to the Administrative Agent for the ratable benefit of the Lenders to secure the Obligations, provided, however, that common Capital Stock issued in connection with an Initial Public Offering or a subsequent Public Offering shall not be required to be so pledged, or (iii) to MedPartners, Inc. pursuant to its preemptive rights existing on the Closing Date.

         8.19     GUARANTEED OBLIGATIONS.

         Create, incur, assume or permit to exist, or permit any of its Subsidiaries to create, incur, assume or permit to exist, any Guaranteed Obligations except:

         (a) by endorsement of instruments or items of payment for deposit to the general account of any Loan Party;

         (b) for Guaranteed Obligations existing on the Closing Date and set forth on Schedule 8.19;

         (c) guarantees by the Borrower or its Subsidiaries of Debt expressly permitted under Section 8.02; provided, that guarantees of Subordinated Debt shall be subordinated on substantially similar terms;

         (d) the Borrower and its Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary indemnifications for agents, employees, consultants, officers and directors of such Loan Party;

         (e) the Borrower and the Subsidiaries may become and remain liable with respect to contingent obligations in the form of customary and reasonable indemnification provisions or

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

customary purchase price adjustments (based on post-closing audit adjustments) incurred in connection with acquisitions or sales or assets permitted hereunder to be made by the Borrower or any Subsidiary;

         (f) the Borrower and its Subsidiaries may become and remain liable with respect to guarantees in favor of the Lenders and the Administrative Agent executed and delivered pursuant hereto;

         (g) for performance, surety, bid, appeal and other similar bonds as expressly permitted under Section 8.01 or the definition of Permitted Liens;

         (h) the Borrower and Subsidiaries may incur Guaranteed Obligations in respect of employment arrangements and other compensation arrangements entered into in connection with Permitted Acquisitions or otherwise in the ordinary course of business;

         (i) the Borrower may incur Guaranteed Obligations in respect of obligations of Subsidiary Guarantors arising in the ordinary course of business;

         (j) Subsidiary Guarantors may incur Guaranteed Obligations in respect of obligations of the Borrower or other Subsidiary Guarantors arising in the ordinary course of business;

         (k) the Borrower may incur Guaranteed Obligations in respect of the Insurance Subsidiary's obligations to pay professional liability insurance claims and expenses on a "claims reported" basis; and

         (l) the Borrower and its Subsidiaries may incur Guaranteed Obligations in an aggregate amount together with the Debt incurred pursuant to
Section 8.02(c)(xii) not to exceed $22,500,000 at any one time outstanding.

         8.20     MANAGEMENT FEES.

         Pay, or be or become obligated to pay, any Management Fees to any Person, or any interest on any deferred obligation therefor, including, without limitation, to any shareholder, director, officer or employee of the Borrower or any Loan Party; provided, however, that so long as no Event of Default has occurred and is continuing or would occur after giving effect thereto, the Borrower and its Subsidiaries may make payments pursuant to and in accordance with the Management Services Agreement; provided, further, that notwithstanding the preceding proviso, the Borrower may pay the out-of-pocket costs of the Sponsors incurred pursuant to and in accordance with the Management Services Agreement during the existence and continuance of an Event of Default.

         8.21     INSURANCE SUBSIDIARY.

         (a) Permit the Insurance Subsidiary to enter into any (or renew, extend or materially modify any existing) reinsurance or stop-loss insurance arrangements except in the ordinary course of business with reinsurers rated as least "A" by A.M. Best & Co. or reinsurers whose obligations to the Insurance Subsidiary are secured by letters of credit or other collateral reasonably acceptable to the Administrative Agent or (b) permit any Investment in the Insurance Subsidiary, except for Investments not in excess of the amounts as may be required by applicable law, regulatory determination or by a reputable insurer fronting coverage on behalf of the Insurance Subsidiary.

         8.22     DESIGNATED SENIOR DEBT.

         Cause or permit any Debt other than the Obligations to constitute "Designated Senior Debt" within the meaning and pursuant to the terms of the Subordinated Notes Indenture or any Contract evidencing or governing any other Subordinated Debt. The Borrower hereby agrees and acknowledges that the Obligations shall constitute "Designated Senior Debt" for purposes of the Subordinated Notes Indenture.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         9.01     EVENTS OF DEFAULT.

         If any of the following ("Events of Default") shall occur and be continuing:

         (a) Payment. (a) The Borrower shall fail to pay any principal of any Loan or L/C Obligation when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Loan or L/C Obligation, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (b) within five (5) Business Days after the same becomes due and payable (excluding for purposes hereof a Guarantor's failure to pay obligations arising under Swap Contracts and Treasury Management Agreements as required by Section 4.01); or

         (b) Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         (c) Certain Covenants. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 7.03(a), 7.09, 7.14 or Article 8; or

         (d) Other Covenants. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed (other than Section 4.01 as such Section applies to a Guarantor's covenant to pay or perform obligations arising under Swap Contracts and Treasury Management Agreements if such obligations were not paid or performed when required) if such failure shall remain unremedied for thirty (30) days or, in the case of Section 7.01, five (5) Business Days, after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent; or

         (e) Other Defaults. The Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) Bankruptcy, Etc. The Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Laws, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of forty-five (45) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) shall take any corporate action to authorize any of the actions set forth above in this Section 9.01(f); or

         (g) Judgments. Any judgment or order for the payment of money in excess of $10,000,000 (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgments or orders shall not have been vacated, discharged, satisfied or bonded pending appeal within thirty (30) days of entry thereof; or

         (h) Loan Documents. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         (i) Liens. Any Collateral Document after delivery thereof shall for any reason cease (except in accordance with their terms) to or otherwise not create a valid and perfected first priority Lien (subject to the Liens permitted under Section 8.01) on and security interest in a material portion of the Collateral purported to be covered thereby to the extent previously perfected; or

         (j)      Change of Control. Any Change of Control shall occur; or

         (k)      ERISA Events.

                  (i) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrower and the ERISA Affiliates related to such ERISA Events) exceeds $10,000,000; or

                  (ii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000; or

                  (iii) The Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $10,000,000; or

         (l) Subordination Provisions. The subordination provisions contained in any instrument pursuant to which the Subordinated Debt permitted under Section 8.02(c)(iii) was created or in any instrument evidencing such Subordinated Debt shall cease, for any reason, to be in full force and effect or enforceable in accordance with their terms (other than as the result of payment or prepayment in accordance with the terms hereof); or

         (m)      Matters Relating to Regulatory Agencies.

                  (i) Any Regulatory Agency shall commence a hearing on the renewal of any material license, consent, authorization, permit, certificate, franchise held by any the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of any the Borrower, any of its Subsidiaries or Related Professional Corporation if there is a significant probability that result thereof will be the termination, revocation, suspension or material adverse amendment of any such license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

                  (ii) Any Regulatory Agency shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise held by the Borrower, any of its Subsidiaries, Related Professional Corporation, or professional employee, officer, director or contractor of the Borrower, any Subsidiary of the Borrower or Related Professional Corporation if the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of any license, consent, authorization, permit, certificate, franchise that would have a Material Adverse Effect; or

         (n) Related Professional Corporation Termination. The Borrower's or any of its Subsidiaries' contractual arrangements with a material portion of the Related Professional Corporations shall be terminated and not replaced by other similar contractual arrangements unless the Borrower shall have elected to terminate (or permit to expire) those of the Related Professional Corporation contracts as being unnecessary to the future conduct of its business;

         (o) Insurance Subsidiary. Any Insurance Subsidiary shall become subject to any conservation, rehabilitation, liquidation order, directive or mandate issued by any Regulatory Agency which could reasonably be expected to have a Material Adverse Effect; or

         (p) Designated Senior Debt. Any of the Obligations for any reason shall cease to be "Designated Senior Debt" within the meaning and pursuant to the terms of the Subordinated Notes Indenture or any Contract evidencing or governing any other Subordinated Debt.

         9.02     REMEDIES UPON EVENT OF DEFAULT.

         If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

                  (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

                  (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

                  (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

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

         provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         9.03     APPLICATION OF FUNDS.

         After the acceleration of the Obligations as provided for in Section 9.02(b) (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

         Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

         Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

         Fourth, (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between any Loan Party and any Lender, or any Affiliate of a Lender, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between any Loan Party and any Lender, or any Affiliate of a Lender and (d) the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth held by them;

         Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

         Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral

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

after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                    ARTICLE X
                              ADMINISTRATIVE AGENT

         10.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article X and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.02    DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

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         10.03    LIABILITY OF ADMINISTRATIVE AGENT.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

         10.04    RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (of, if applicable, all of the Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

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         10.05    NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         10.06    CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE
AGENT.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.07    INDEMNIFICATION OF ADMINISTRATIVE AGENT.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro

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rata, and hold harmless each Agent-Related Person from and against any and all
Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Revolving Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         10.08    ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

         10.09    SUCCESSOR ADMINISTRATIVE AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the

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acceptance of its appointment as successor administrative agent hereunder, the
Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Swing Line Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Swing Line Lender" shall mean such successor administrative agent and Letter of Credit issuer and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer, Swing Line Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, L/C Issuer or Swing Line Lender under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         10.10    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than obligations under Swap Contracts or Treasury Management Agreements to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.08 and 11.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11    COLLATERAL AND GUARANTY MATTERS.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

                  (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Asset Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

                  (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.01(d); and

                  (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Subject to Section 11.01, upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.11.

         10.12    OTHER AGENTS; ARRANGERS AND MANAGERS.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the

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Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.01    AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however,

         (a)      no such amendment, waiver or consent shall:

                           (i) extend or increase the Commitment of a Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent set forth in Section 5.02 or of any Default or mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                           (ii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

                           (iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate;

                           (iv) change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

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                           (v)      change any provision of this Section
                  11.01(a) or the definition of "Required Lenders" without the written consent of each Lender directly affected thereby;

                           (vi) except as the result of or in connection with an Asset Disposition not prohibited by Section 8.04, release all or substantially all of the Collateral without the written consent of each Lender; or

                           (vii) except as the result of or in connection with a dissolution, merger or disposition of a Loan Party not prohibited by Section 8.03 or Section 8.04, release the Borrower or substantially all of the other Loan Parties from its or their obligations under the Loan Documents without the written consent of each Lender;

                  (b) prior to the termination of the Revolving Commitments, without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the Revolving Commitments, no such amendment, waiver or consent shall (i) waive any Default for purposes of Section 5.02(b), (ii) amend, change, waive, discharge or terminate Sections 5.02 or 9.01 without the consent of each such Lender directly affected thereby or (iii) amend, change, waive, discharge or terminate Section 8.12 (or any defined term used therein) or this Section 11.01(b);

                  (c) without the consent of Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Tranche B Term Loan (and participations therein), no such amendment, waiver or consent shall (i) amend, change, waive, discharge or terminate Section 2.05(b)(vii) so as to alter the manner of application of proceeds of any mandatory prepayment required by Section 2.05(b)(ii), (iii), (iv), (v) or (vi) hereof (other than to allow the proceeds of such mandatory prepayments to be applied ratably with other term loans under this Agreement) or (ii) amend, change, waive, discharge or terminate this Section 11.01(c) (other than to provide other term loan Lenders with proportional rights under this Section 11.01(c));

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

         For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Section 11.01, this Agreement may be amended (or amended and restated) with the written consent of the Loan Parties and the Required Lenders to add one or more additional tranches of Loans to the Agreement and to permit the extensions of credit from time to time

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outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and other Loan Documents with the other then outstanding Obligations.

         Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

         11.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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         (b)      Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

         (c) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (b) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.03    NO WAIVER; CUMULATIVE REMEDIES.

         No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.04    ATTORNEY COSTS, EXPENSES AND TAXES.

         The Loan Parties jointly and severally agree (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated),

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and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender; provided that such outside experts were retained with the Borrower's consent or otherwise in accordance with the terms of the Loan Documents. All amounts due under this Section 11.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Revolving Commitments and repayment of all other Obligations.

         11.05    INDEMNIFICATION BY THE BORROWER.

         The Loan Parties jointly and severally shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, trustees, advisors, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee

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have any liability for any indirect or consequential damages relating to this
Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         11.06    PAYMENTS SET ASIDE.

         To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         11.07    SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a

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Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than (A) with respect to an assignment of Revolving Commitment and/or Revolving Loans, $5,000,000 and (B), with respect to an assignment of Tranche B Term Loans, $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans, (iii) any assignment of a Revolving Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 11.04 and 11.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or other substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

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         (d)      Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(a) that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section
11.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) with respect to an assignment of a Revolving Commitment and/or Revolving Loans only, the L/C Issuer, the Swing Line Lender and (unless an Event of Default has occurred and is continuing) the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the

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         foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

         11.08    CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan

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Parties; (g) with the written consent of the Borrower; (h) to the extent such
Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         11.09    SET-OFF.

         In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default after obtaining the prior written consent of the Administrative Agent, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10    INTEREST RATE LIMITATION.

         Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid

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principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         11.11    COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.12    INTEGRATION.

         This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         11.13    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.14    SEVERABILITY.

         If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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         11.15    TAX FORMS.

         (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent and the Borrower, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to
         Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent and the Borrower such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent and the Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent and the Borrower on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and
         (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

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                  (iii)    The Borrower shall not be required to pay any
         additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 11.15(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 11.15(a); provided that if such Lender shall have satisfied the requirement of this Section 11.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 11.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 11.15(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Revolving Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         11.16    REPLACEMENT OF LENDERS.

         (a) Upon any Lender's making a claim for compensation under Section
3.01 or 3.04 or (b) so long as no Default exists, if any Lender (a "Non-Consenting Lender") refuses to consent to an amendment, modification or waiver of this Credit Agreement that, pursuant to Section 11.01, requires 100% of the Lenders or 100% of the Lenders with Obligations directly affected, then Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender

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by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower. Upon the making of any such assignment, the Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), and (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding. Each Eligible Assignee of a Non-Consenting Lender shall consent, at the time of such assignment, to each matter in respect of which such Lender was a Non-Consenting Lender and the Borrower also requires.

         11.17    GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH OF THE LOAN PARTIES, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         11.18    WAIVER OF RIGHT TO TRIAL BY JURY.

         EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR

OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         11.19    USA PATRIOT ACT NOTICE.

         Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26,
2001)) (the "Act"), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                           TEAM HEALTH, INC.

                                           By: /s/ Robert Abramowski
                                               ---------------------------------
                                           Name:  Robert Abramowski
                                           Title: Executive Vice President

                                           TEAM HEALTH HOLDINGS, L.L.C.

                                           By: /s/ Robert Abramowski
                                               ---------------------------------
                                           Name:  Robert Abramowski
                                           Title: Executive Vice President

                                           [INSERT SUBSIDIARY GUARANTORS]

                                           BANK OF AMERICA, N.A., as
                                           Administrative Agent

                                           By:    /s/ Aamir Saleem
                                                  ----------------
                                           Name:  Aamir Saleem
                                           Title: Vice President

                                           BANK OF AMERICA, N.A., as a Lender,
                                           L/C Issuer and Swing Line Lender

                                           By:    /s/ Peter D. Griffith
                                               -------------------------------
                                           Name:  Peter D. Griffith
                                           Title: Managing Director

                                           JPMORGAN CHASE BANK, as a Lender

                                           By: /s/ Laura J. Cumming
                                               -------------------------------
                                           Name:   Laura J. Cumming
                                           Title:  Vice President

                                           MERRILL LYNCH CAPITAL, A DIVISION
                                           OF MERRILL LYNCH BUSINESS
                                           FINANCIAL SERVICES INC.

                                           By: /s/ Clare Bailke
                                               -------------------------------
                                           Name:   Clare Bailke
                                           Title:  Director

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                           as a Lender

                                           By: /s/ George L. Kumis
                                               -------------------------------
                                           Name:   George L. Kumis
                                           Title:  Senior Vice President

                                           GENERAL ELECTRIC CAPITAL
                                           CORPORATION, as a Lender

                                           By: /s/ Steve Warner
                                               -------------------------------
                                           Name:   Steve Warner
                                           Title:  Duly Authorized Signatory

                                           BROWN BROTHERS HARRIMAN & CO.,
                                           as a Lender

                                           By: /s/ John D. Rogers
                                               -------------------------------
                                           Name:   John D. Rogers
                                           Title:  Senior Vice President

                                           AMSOUTH BANK, as a Lender

                                           By: /s/ Karen M. Stripling
                                               -------------------------------
                                           Name:   Karen M. Stripling
                                           Title:  Vice President